Exhibit 4.4

PREFERRED STOCK PURCHASE AGREEMENT

dated as of May 10, 2017

by and among

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

and

THE PARTY LISTED ON THE SIGNATURE PAGE HERETO

TABLE OF CONTENTS

Page

Article I
PURCHASE; CLOSING

Section 1.1	Purchase2
Section 1.2	Closing.2
Section 1.3	Closing Conditions.2

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Company5
Section 2.2	Representations and Warranties of the Purchaser15

Article III
COVENANTS

Section 3.1	Filings; Other Actions.17
Section 3.2	Negative Covenants18
Section 3.3	Corporate Actions.19
Section 3.4	Information Statement20
Section 3.5	Confidentiality20
Section 3.6	NYSE Listing of Shares21
Section 3.7	State Securities Laws21
Section 3.8	Acquisition Agreement21

Article IV
ADDITIONAL AGREEMENTS

Section 4.1	Standstill21
Section 4.2	Transfer Restrictions.22
Section 4.3	Legend.23
Section 4.4	Tax Matters.24

Article V
MISCELLANEOUS

Section 5.1	Survival; Limitations on Liability27
Section 5.2	Expenses27
Section 5.3	Amendment; Waiver27
Section 5.4	Counterparts28
Section 5.5	Governing Law28
Section 5.6	Waiver of Jury Trial28
Section 5.7	Notices28
Section 5.8	Entire Agreement29
Section 5.9	Assignment30

i

Section 5.10	Interpretation; Other Definitions30
Section 5.11	Captions34
Section 5.12	Severability34
Section 5.13	No Third Party Beneficiaries34
Section 5.14	Public Announcements34
Section 5.15	Specific Performance34
Section 5.16	Termination35
Section 5.17	Effects of Termination35
Section 5.18	Non-Recourse36

Exhibit A:	Form of Series A Perpetual Convertible Preferred Stock Certificate of Designations
Exhibit B:	Form of Amended and Restated Registration Rights Agreement

INDEX OF DEFINED TERMS

Term	Location of Definition
10% Entity	5.10(f)
Acquisition	Recitals
Acquisition Agreement	Recitals
Affiliate	5.10(g)
Agreement	Preamble
“as-converted basis”	5.10(h)
Beneficial Ownership/Beneficially Own	5.10(i)
Board of Directors	2.1(c)(i)
business day	5.10(d)
Bylaws	2.1(c)(ii)
Capitalization Date	2.1(b)(i)
Certificate	Recitals
Certificate of Incorporation	2.1(c)(ii)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.1(r)
Committee	5.10(j)
Common Stock	Recitals
Common Stock Issuance	Recitals
Common Stock Issuance Agreement	Recitals
Company	Preamble
Company Competitor	5.10(k)
Company Material Adverse Effect	5.10(l)
Company Preferred Stock	2.1(b)(i)
Company Stock Awards	2.1(b)(i)
Company Subsidiary	2.1(a)(ii)
control/controlled by/under common control with	5.10(g)
Credit Agreement	5.10(o)
Effect	5.10(p)
Equity Securities	5.10(p)

Term	Location of Definition
ERISA	2.1 (r)
ERISA Subject Plan	2.1(r)
Exchange Act	2.10
Excluded Stock	4.4(a)
Existing Registration Rights Holders	5.10(q)
FCPA	2.1(t)
GAAP	2.1(f)(iv)
Governmental Entity	2.1(c)(iii)
Hedge	4.2(a)
HSR Act	3.1(a)
Information	3.5
Knowledge of the Company	5.10(t)
Law	5.10(r)
Lien	5.10(s)
Money Laundering Laws	2.1(u)
Multiemployer Plan	2.1(r)
NGP	5.10(w)
Non-Recourse Party	5.18
NYSE	Recitals
NYSE Listing Approval	5.10(x)
OFAC	2.10((v)
person	5.10(e)
Per Share Purchase Price	1.1
Permits	2.1(k)
Permitted Transferee	4.2(b)(i)
Plan	2.1(b)(i)
Preferred Stock	Recitals
Preferred Voting and Conversion Features	3.1(b)
Proposed Securities	4.4(b)(i)
Purchase	1.1
Purchased Stock	1.1

Term	Location of Definition
Purchaser Parties	5.10(y)
Purchaser	Preamble
Qualifying Issuance	4.4(b)
Registration Rights Agreement	1.2(b)(i)
Representatives	5.10(z)
Sanctions	2.1(v)
Schedule 14C Action	5.10(aa)
SEC	2.1(f)
SEC Documents	2.1(f)
Securities Act	2.1
Subsidiary	2.1(a)(ii)
Transaction Documents	5.10(u)
Transfer	5.10(cc)
Upstream Competitor	5.10(m)
Voting Debt	2.1(b)(ii)

v

PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 10, 2017 (this “Agreement”), by and among WildHorse Resource Development Corporation, a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

RECITALS:

WHEREAS, the Company has entered into a Purchase and Sale Agreement (as it may be amended or supplemented from time to time, the “Acquisition Agreement” and, the transactions contemplated thereby, the “Acquisition”), by and among Esquisto Resources II, LLC, a Texas limited liability company and wholly owned subsidiary of the Company, Anadarko E&P Onshore LLC, a Delaware limited liability company, Admiral A Holding L.P., a Delaware limited partnership, TE Admiral A Holding L.P., a Delaware limited partnership and Aurora C-I Holding L.P., a Delaware limited partnership;

WHEREAS, the Company has entered into a Common Stock Issuance Agreement (as it may be amended or supplemented from time to time, the “Common Stock Issuance Agreement” and, the transactions contemplated thereby, the “Common Stock Issuance”), by and among the Company, Admiral A Holding L.P., a Delaware limited partnership, TE Admiral A Holding L.P., a Delaware limited partnership and Aurora C-I Holding L.P., a Delaware limited partnership;

WHEREAS, the Company proposes to issue and sell to the Purchaser shares of its preferred stock, par value $0.01 per share, designated as “Series A Cumulative Perpetual Convertible Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations (the “Certificate”) in the form attached to this Agreement as Exhibit A, subject to the terms and conditions set forth in this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement by the parties hereto, each of WHR Holdings, LLC, a Delaware limited liability company, Esquisto Holdings, LLC, a Delaware limited liability company, WHE AcqCo Holdings, LLC, a Delaware limited liability company and NGP XI US Holdings, L.P., a Delaware limited partnership, which collectively hold more than a majority of the outstanding Common Stock of the Company as of the date of this Agreement, has executed a stockholders’ consent in lieu of a stockholder meeting in compliance with Delaware law for the purpose of providing all necessary approvals under Delaware law and the applicable rules and listing standards of the New York Stock Exchange (the “NYSE”) to consummate the transactions contemplated by this Agreement, including without limitation the issuance of Common Stock in connection with any conversion of the Preferred Stock;

WHEREAS, subject to the conditions contained in the Certificate, the Preferred Stock will be convertible into shares of common stock, par value $0.01 per share of the Company (the “Common Stock”);  and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 5.10 or such other Section indicated in the preceding Index of Defined Terms.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

Section 1.1Purchase. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, an aggregate number of 435,000 shares of Preferred Stock, and the Company shall issue and sell to the Purchaser such shares of Preferred Stock (the “Purchased Stock”), at a purchase price of $1,000 per share of Preferred Stock (the “Per Share Purchase Price”). The purchase and sale of the Purchased Stock pursuant to this Section 1.1 is referred to as the “Purchase.”

Section 1.2Closing.

(a)Subject to the terms and conditions hereof, the closing of the Purchase (the “Closing”) shall be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 8:00 a.m. Houston time on the date of the closing of the Acquisition, or at such other time and place as the Company and the Purchaser agree (the “Closing Date”).

(b)In addition and subject to the satisfaction or waiver on the Closing Date of the conditions to the Closing in Section 1.3, at the Closing:

(i)the Company will (i) cause the number of shares of Purchased Stock set forth in Section 1.1 to be registered with the transfer agent of the Company in the name of the Purchaser in book-entry form, (ii) deliver to the Purchaser the Amended and Restated Registration Rights Agreement in the form of Exhibit B hereto with such changes thereto as may be agreed to by the Purchaser and approved by the Committee (the “Registration Rights Agreement”), duly executed by the Company and the Existing Registration Rights Holders, and (iii) deliver to the Purchaser all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement or otherwise required in connection herewith; and

(ii)the Purchaser will deliver or cause to be delivered (i) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, an amount in cash, by wire transfer of immediately available funds, equal to the number of shares of Purchased Stock set forth in Section 1.1 multiplied by the Per Share Purchase Price, (ii) the Registration Rights Agreement, duly executed by the Purchaser, and (iii) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement or otherwise required in connection herewith.

Section 1.3Closing Conditions.

(a)The obligations of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchaser and the Company (acting at the direction of the Committee) at or prior to the Closing of the following conditions:

(i)no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(ii)the Company shall have delivered a certification in writing that (x) all conditions to closing the Acquisition set forth in Article 9 of the Acquisition Agreement have been satisfied or shall be satisfied substantially simultaneously with the Closing on the terms and conditions contemplated by the Acquisition Agreement (subject to any amendments, supplements, waivers or other modifications permitted by Section 3.8 or otherwise consented to by the Purchaser) and (y) the closing of the Acquisition shall occur substantially simultaneously with the Closing;

(iii)the Company shall have adopted and filed the Certificate with the Secretary of State of the State of Delaware, and the Certificate shall be in full force and effect; and

(iv)the Credit Agreement shall have been amended, prior to or contemporaneously with the Closing, in a manner such that the Preferred Stock will not constitute Disqualified Capital Stock (as defined in the Credit Agreement, as so amended).

(b)The obligations of the Purchaser to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchaser at or prior to the Closing of the following conditions:

(i)(i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a), 2.1(b), 2.1(c)(i) and 2.1(e)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case each of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 2.1(b) shall be true in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date) and (iii) the representations and warranties of the Company set forth in Sections 2.1(a), 2.1(c)(i) and 2.1(e) shall be true in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii)the Company shall have performed in all material respects its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(iii)the Company shall have delivered to the Purchaser the Registration Rights Agreement, duly executed by the Company and the Existing Registration Rights Holders;

(iv) the shares of Common Stock to be issued upon conversion of the Preferred Stock (assuming increases in the Accreted Value (as defined in the Certificate) of such Preferred Stock pursuant to Section 3(b) of the Certificate through the fifth anniversary of the Closing Date and no other increase to the Accreted Value (as defined in the Certificate)) shall have been reserved and approved for listing on the NYSE, subject to official notice of issuance and the expiration of the Schedule 14C Waiting Period; and

(v)the Board of Directors shall have taken all actions necessary and appropriate to cause to be appointed as observers to the Board of Directors, effective immediately upon the Closing, such two individuals designated by CP VI Eagle Holdings, L.P., in writing no later than ten days prior to the Closing Date, and promptly upon the expiration or termination of any applicable waiting period, under the HSR Act, (and in any event prior to the next meeting of the Board of Directors thereafter) to elect such individuals to the Board of Directors, provided that such individuals so designated shall meet the requirements set forth in Section 5(b) of the Certificate; and

(vi)the Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.3(b)(i) and (ii) have been satisfied;

(c)The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company (acting at the direction of the Committee) at or prior to the Closing of the following conditions:

(i) (i) the representations and warranties of the Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a) and 2.2(b)(i)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date), except where the failure of such representation and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of the Purchaser to fully perform its covenants and obligations under this Agreement and (ii) the representations and warranties of the Purchaser set forth in Sections 2.2(a) and 2.2(b)(i) shall be true in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii)the Purchaser shall have performed in all material respects its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing; and

(iii)the Company shall have received a certificate signed on behalf of the Purchaser by a senior executive officer certifying to the effect that the conditions set forth in Section 1.3(c)(i) and (ii) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1Representations and Warranties of the Company. Except as set forth (x) in the SEC Documents filed by the Company with the SEC, and publicly available before the date of this Agreement, excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or (y) in a correspondingly identified schedule attached hereto (provided, that any item disclosed in any particular schedule attached hereto shall be deemed to be disclosed with respect to any other schedule to the extent it is reasonably apparent on the face of such disclosure that it applies to such other schedule), the Company represents and warrants to the Purchaser that (provided, that, other than as provided in Section 2.1(b), the Company makes no representations or warranties whatsoever in this Agreement regarding assets, operations or business to be acquired by the Company pursuant to the Acquisition Agreement):

(a)Organization and Authority.

(i)The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and accurate copies of the Certificate of Incorporation and Bylaws, each as in effect as of the date of this Agreement, have been made available to the Purchaser prior to the date hereof.

(ii)Each material Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

(b)Capitalization.

(i)The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on April 30, 2017 (the

“Capitalization Date”), there were 93,987,541 shares of Common Stock outstanding and zero shares of Company Preferred Stock outstanding or designated as a series. As of the close of business on the Capitalization Date, (i) 9,512,500 shares of Common Stock were reserved for issuance under the WildHorse Resource Development Corporation 2016 Long Term Incentive Plan (the “Plan”), of which 363,334 shares of Common Stock have been issued subject to restricted stock awards granted pursuant to the Plan (collectively, the “Company Stock Awards”) and (ii) no shares of Common Stock were held by the Company in its treasury.  Upon the consummation of the transactions contemplated by the Acquisition Agreement, 6,260,899 shares of Common Stock, subject to adjustment (which the Purchaser acknowledges may be an increase or decrease in the number of shares of New Common Stock) in accordance with the Common Stock Issuance Agreement (the “New Common Stock”) will be issued pursuant to the Common Stock Issuance Agreement. All of the issued and outstanding shares of Common Stock have been, and all of the shares of the New Common Stock will, upon issuance, be duly authorized and validly issued in accordance with applicable securities laws and are, or, in the case of the New Common Stock, will be, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Company Preferred Stock have been issued other than shares of Common Stock issued in respect of Company Stock Awards in the ordinary course of business or pursuant to the Common Stock Issuance Agreement. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

(ii)No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (i)  pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Awards, and (ii) as set forth in Section 2.1(b)(i), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c)Authorization.

(i)The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Other than Schedule 14C Action and the filing of the Certificate with the Secretary of State of the State of Delaware, no other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. The Company is not governed by or subject to the provisions of Section 203 of the DGCL.

(ii)Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the conversion or exercise provisions of the Preferred Stock), will, subject only to the Schedule 14C Action, the filing of the Certificate with the Secretary of State of the State of Delaware and receipt of NYSE Listing Approval, (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the certificate of incorporation of the Company (the “Certificate of Incorporation”) or bylaws of the Company (the “Bylaws”) or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(iii)Other than the securities or blue sky laws of the various states, approval or expiration of applicable waiting periods under the HSR Act (which, for the avoidance of doubt, is required solely with respect to the Preferred Voting and Conversion Features and not the Purchase at the Closing), Schedule 14C Action (which, for the avoidance of doubt, is required solely with respect to the Preferred Voting and Conversion Features and not the Purchase at the Closing), the filing of the Certificate with the Secretary of State of the State of Delaware and receipt of NYSE Listing Approval, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”), nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

(d)Sale of Securities. Assuming the accuracy of the Purchaser’s  representations in Section 2.2, the Purchase is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither the Company nor to the Knowledge of the Company any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Purchased Stock and neither the Company nor, to the Knowledge of the Company, any person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Purchased Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Purchased Stock under this Agreement to be integrated with other offerings.

(e)Status of Securities. The shares of Preferred Stock to be issued pursuant to this Agreement, and, subject only to Schedule 14C Action, the shares of Common Stock to be issued upon conversion of such Preferred Stock, have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such securities will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good and marketable title to all such securities, be free and clear of all Liens, except restrictions imposed by the Securities Act, Section 4.2, the Certificate and any applicable state or foreign securities laws. Upon any conversion of any shares of Preferred Stock into Common Stock pursuant to the Certificate, the shares of Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, will not subject the holder thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good and marketable title to all such securities, be free and clear of all Liens, except restrictions imposed by the Securities Act, Section 4.2, the Certificate and any applicable state or foreign securities laws. The respective rights, preferences, privileges and restrictions of the Preferred Stock and the Common Stock are as stated in the Certificate of Incorporation (including the Certificate) or as otherwise provided by the mandatory provisions of the Delaware General Corporate Law. The shares of Common Stock to be issued upon any conversion of shares of Preferred Stock into Common Stock (assuming increases in the Accreted Value (as defined in the Certificate) of such Preferred Stock pursuant to Section 3(b) of the Certificate through the fifth anniversary of the Closing Date and no other increase to the Accreted Value (as defined in the Certificate)), at the Closing, shall have been duly reserved for such issuance and approved for listing on the NYSE, subject to notice of official listing and the expiration of the Schedule 14C Waiting Period.

(f)SEC Documents; Financial Statements.

(i)The Company has filed all required reports, proxy statements, forms, and other documents with the U.S. Securities and Exchange Commission (the “SEC”) since December 13, 2016 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(iii)There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(iv)The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (b) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto or as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments).

(g)Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2016, (ii) liabilities incurred since December 31, 2016 in the ordinary course of business (including incremental borrowings under the Company’s revolving credit facility), (iii) liabilities that would not, individually and in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (iv) the $350,000,000 in aggregate principal amount of 6.875% Senior Notes due 2025 issued by the

Company on February 1, 2017 and obligations to make payment of interest with respect thereto and (v) liabilities incurred pursuant to the transactions contemplated by this Agreement, the Acquisition Agreement and the Common Stock Issuance Agreement, the Company and its Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are required to be reflected in the Company’s financial statements in accordance with GAAP.

(h)Brokers and Finders. Except for Evercore Group L.L.C. and Barclays Capital Inc., the fees and expenses of which will be paid by the Company, neither the Company nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(i)Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against, nor any outstanding judgment, order or decree against, the Company or any of its Subsidiaries before or by any Governmental Entity which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Company Material Adverse Effect.

(j)Taxes.

(i)Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has filed all tax returns and reports including information returns required to have been filed, such returns and reports are true, accurate and complete in all respects and have been completed in accordance with applicable Law, and all taxes and other assessments (whether or not shown to be due and payable on any Tax Return) have been paid, except for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP.

(ii)Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries have had any tax deficiency proposed or assessed against it that has not been fully resolved and satisfied, (ii) neither the Company nor any of its Subsidiaries have executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge that remains outstanding, and (iii) there is no pending audit, suit, proceeding, claim, examination or other administrative or judicial proceedings ongoing, pending, or, to the Knowledge of the Company, threatened or proposed with respect to any taxes of the Company or any of its Subsidiaries.

(iii)Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories.

(iv)Since its formation, the Company has not (i) declared or paid any dividend or other distribution on its capital stock or (ii) redeemed, repurchased, recapitalized or acquired shares of its capital stock in a transaction that would be treated, in whole or in part, as a dividend for United States federal income tax purposes.

(k)Permits and Licenses. The Company and its Subsidiaries possess all certificates, authorizations and permits (“Permits”) issued by each Governmental Entity necessary to conduct their respective businesses, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. The Company and its Subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except where the revocation or modification of any such Permit or the failure to renew any such Permit would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.

(l)Compliance with Laws. Neither the Company nor any of its Subsidiaries is in material violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company as of the date of this Agreement, neither the Company nor any of its Subsidiaries is being investigated with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m)Absence of Changes. Since December 31, 2016, there has not been any action or omission of the Company or any of its Subsidiaries that, if such action or omission occurred between the date of this Agreement and the Closing Date, would violate Section 3.2.

(n)Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Company.

(o)Title to Interests. The Company and its Subsidiaries have (i) generally satisfactory title to all of their interests in their producing oil and gas properties and to all of their material interests in non-producing oil and gas properties, title investigations having been carried out by the Company and its Subsidiaries, as applicable, in accordance with the general practice in the oil and gas industry, (ii) good and indefeasible title to all other real property owned by them that is material to the Company and its Subsidiaries, taken as a whole, and (iii) good and valid title to all personal property owned by them that is material to the Company and its

Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(p)Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to conduct their businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(q)Insurance. Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Except as would not reasonably be expected to have a Company Material Adverse Effect: all policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r)ERISA Compliance. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its Subsidiaries would have any liability (each an “ERISA-Subject Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any ERISA-Subject Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each ERISA-Subject Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no ERISA-Subject Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA-Subject Plan or the receipt by the Company or any of its Subsidiaries from the PBGC or the plan administrator of any notice relating to the intention to terminate any ERISA-Subject Plan or ERISA-Subject Plans or to

appoint a trustee to administer any ERISA-Subject Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any ERISA-Subject Plan and (E) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the ERISA-Subject Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of an ERISA-Subject Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each ERISA-Subject Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(s)No Foreign Business. The Company does not have operations or conduct any business outside of the United States.

(t)Illegal Payments. None of the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated, or is in violation of, any provision of the FCPA, or any other applicable anti-bribery statute or regulation. The Company and its Subsidiaries have conducted their respective businesses in compliance with the FCPA, and all other applicable anti-bribery statutes and regulations.

(u)Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)Sanctions. None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”); and the Company and its Subsidiaries are not located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea,

Sudan, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the Purchase, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the Purchase whether as an advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in for the past five years, and are not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(w)Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

(x)No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, neither the Company nor any other Person makes (AND THE PURCHASER HEREBY ACKNOWLEDGEs AND AGREEs ON BEHALF OF itself AND its AFFILIATES AND REPRESENTATIVES THAT it has NOT RELIED UPON) any express or implied representation or warranty with respect to THE PURCHASED STOCK, the common stock or the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in this Section 2.1, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered hereunder, nor will anything in this Agreement operate to limit any claim by the Purchaser for fraud.

Section 2.2Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, that:

(a)Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b)Authorization.

(i)The Purchaser has the corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(iii)Other than the securities or blue sky laws of the various states and approval or expiration of applicable waiting periods under the HSR Act (which, for the avoidance of doubt, is required solely with respect to the Preferred Voting and Conversion Features and not the Purchase at the Closing), no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.

(c)Purchase for Investment. The Purchaser acknowledges that the Preferred Stock has not been registered under the Securities Act or under any state securities laws. The Purchaser (1) acknowledges that it is acquiring the Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Preferred Stock to any person in violation of applicable securities laws, (2) will not sell or otherwise dispose of any of the Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Stock and of making an informed investment decision, (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (5) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Stock, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Preferred Stock indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Preferred Stock and to protect its own interest in connection with such investment.

(d)Financial Capability. The Purchaser currently has capital commitments sufficient to, and at Closing will have, available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I will not be available on the Closing Date upon request of its limited partners or members, as applicable.

(e)Brokers and Finders. Other than Morgan Stanley & Co. LLC, the fees of which will be paid by the Purchaser, neither the Purchaser nor any of its Affiliates or any of their respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the transactions contemplated hereby.

(f)Ownership. As of the date of this Agreement, neither the Purchaser nor any of its Affiliates (other than any portfolio company with respect to which the Purchaser is not the party exercising control over investment decisions) are the owners of record of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

(g)No Public Market. The Purchaser understands that no public market now exists for the Purchased Stock, and that the Company has made no assurances that a public market will ever exist for the Preferred Stock.

(h)Non-Reliance. Except for the representations and warranties made by the Company in Section 2.1, THE purchaser hereby acknowledgeS AND AGREES ON behalf of itself and its affiliates and representatives that IT HAS not relied upon any express or implied representation or warranty with respect to the Purchased stock, the common stock or the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition or prospects, INCLUDING, without limitATION, WITH RESPECT TO respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) any oral or written information presented to the Purchaser or any of ITS Affiliates or representatives in the course of ITS due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered hereunder, nor will anything in this Agreement operate to limit any claim by the Purchaser for fraud.

ARTICLE III

COVENANTS

Section 3.1Filings; Other Actions.

(a)From the date hereof until the Closing, the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, including as promptly as reasonably practicable and in any event no later than twelve (12) business days after the date of this Agreement, filing, or causing to be filed (and not withdrawing), a Notification and Report Form under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice in connection with the

Preferred Voting and Conversion Features (as defined below).  Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  The Company and the Purchaser hereby acknowledge and agree that no approvals or authorizations of, filings or registrations with, or notifications to, or expiration or termination of any applicable waiting period, under the HSR Act is required prior to Closing to consummate the Purchase.

(b)From and after the Closing, the Purchaser and the Company shall use commercially reasonable efforts to obtain or submit, as the case may be, as promptly as practicable following the Closing Date, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act, in each case, with respect to the rights of the Preferred Stock to (i) vote on an as-converted basis with the Common Stock as a single class, as contemplated by the Certificate, (ii) convert into shares of Common Stock, as contemplated by the Certificate and (iii) elect up to two directors to the Board of Directors, as contemplated by the Certificate (the “Preferred Voting and Conversion Features”).  Without limiting the foregoing, to the extent required, the Purchaser and the Company shall prepare and file a Notification and Report Form pursuant to the HSR Act in connection with the Preferred Voting and Conversion Features.

(c)The Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Law relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(d)Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3.1 shall require the Purchaser, the Company or any of their respective Affiliates to (i) hold separate or divest or refrain from acquiring, investing in or otherwise dealing in any property, assets, facilities, business, or equity or (ii) commit on behalf of itself any of its Affiliates to any conduct remedies or any amendment, modification or termination of any existing, or entering into any new, contracts with any third parties.  In the event that any Governmental Entity conditions its approval of the transaction on any of the foregoing actions, and such party is unwilling, in its sole discretion, to take such action, notwithstanding any other provision contained herein or in the Certificate, the Purchaser shall be permitted to sell the Purchased Shares held by it to one or more third party purchasers reasonably acceptable to the Company, and to convey to such third party purchasers all of the rights, preferences and privileges that would have been held by the Purchaser upon approval by such Governmental Entity ((x) including the Preferred Voting and Conversion Features, but subject to receipt of any approval of any Governmental Entity required in connection with the acquisition of the Preferred

Voting and Conversion Features by such third party purchaser but (y) excluding any Board of Directors election rights (or voting power with respect to such Board of Directors election rights but not, for the avoidance of doubt the right to vote for directors on an “as-converted” basis, ) set forth in the Certificate).  The Company shall reasonably cooperate with the Purchaser in such sale process including allowing the potential third party purchasers to conduct due diligence and meet with management, subject to any such third party purchaser executing a confidentiality agreement in a form reasonably acceptable to the Company.

Section 3.2Negative Covenants. From the date of this Agreement through the Closing, the Company and its Subsidiaries shall not, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b)amend the Certificate of Incorporation or Bylaws in a manner that would adversely affect the powers, preferences and specials rights of the Preferred Stock; or

(c)authorize, issue or reclassify any capital stock, or debt securities convertible into capital stock, of the Company other than the authorization and issuance of (i) the Purchased Stock, (ii) the issuance of Common Stock issued as consideration for the Acquisition, and (iii) the issuance of Common Stock in respect of the exercise of Company Stock Awards outstanding as of the date of this Agreement or the issuance or grant of Common Stock or other securities in the ordinary course pursuant to the Plan.

Section 3.3Corporate Actions.

(a)Authorized Common Stock. At any time that any Preferred Stock is outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Corporation to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of Preferred Stock then outstanding (assuming increases in the Accreted Value (as defined in the Certificate) of such Preferred Stock pursuant to Section 3(b) of the Certificate through the fifth anniversary of the Closing Date and no other increase to the Accreted Value (as defined in the Certificate)). All shares of Common Stock delivered upon conversion of the Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free of any Lien, except restrictions imposed by the Securities Act, the Certificate, Section 4.2 and any applicable state or foreign securities laws.

(b)Certificate. Prior to the Closing, the Company shall file in the office of the Secretary of State of the State of Delaware the Certificate in the form attached to this Agreement as Exhibit A, with such changes thereto as may be agreed to by the Purchaser and approved by the Committee.

(c)Certain Adjustments. If any occurrence since the date hereof until the Closing would have resulted in an adjustment to the Conversion Rate (as defined in the

Certificate) pursuant to Section 8 of the Certificate if the Preferred Stock had been issued and outstanding since the date hereof, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by Section 8 of the Certificate if the Preferred Stock had been issued and outstanding since the date hereof.

Section 3.4Information Statement. As promptly as reasonably practicable following the date hereof, the Company shall file with the SEC in preliminary form an Information Statement on Schedule 14C.  The Company shall use commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on such Information Statement from the SEC, and the Company shall cause the definitive Schedule 14C Information Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Information Statement.

Section 3.5Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and its and their Representatives to hold, in strict confidence, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto and its respective Subsidiaries and Affiliates furnished to it by the other party or its Representatives pursuant to this Agreement, that certain Letter Agreement, dated March 30, 2017 between the Company and Carlyle Investment Management L.L.C  (except to the extent that such information was (1) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (2) in the public domain through no violation of this Section 3.5 by such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its Representatives and financing sources who need to know such Information, who are aware of the confidential nature of such Information and who have agreed to keep such Information strictly confidential. Notwithstanding the foregoing, each party to this Agreement may disclose Information to the extent that (1) disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval required to be obtained in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby or (2) disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange.  The Purchaser (and any Affiliate or associate of the Purchaser to whom Preferred Stock or Common Stock is Transferred pursuant to Section 4.2) agrees to use any Information concerning the Company and the Company’s Subsidiaries solely for purposes of monitoring the Purchaser’s investment in the Company.

Section 3.6NYSE Listing of Shares. The Company shall file prior to the Closing Date a supplemental listing application with the NYSE to list the Common Stock issuable upon conversion of the Purchased Stock (assuming increases in the Accreted Value (as defined in the Certificate) of such Preferred Stock pursuant to Section 3(b) of the Certificate through the fifth anniversary of the Closing Date and no other increase to the Accreted Value (as defined in the Certificate)), which listing shall be subject to the expiration of the Schedule 14C Waiting Period.

Section 3.7State Securities Laws. Prior to the Closing, the Company shall use commercially reasonable efforts to (i) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the  Preferred Stock and (ii) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Preferred Stock.

Section 3.8Acquisition Agreement.  At or prior to the Closing, without the prior written consent of the Purchaser (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not make or agree to make any amendments, supplements, waivers or other modifications to any provision of the Acquisition Agreement in a manner that would be materially adverse to the Company.  For the avoidance of doubt, except as otherwise expressly provided herein, any reference to the transactions contemplated by this Agreement shall not include the Acquisition.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1Standstill. Until the date that is 180 days after the date on which the holders of Preferred Stock cease to have the right to elect a director to the Board of Directors pursuant to the Certificate, each Purchaser Party shall not, without the prior approval of the Board of Directors, directly or indirectly, through its Subsidiaries or any other Persons, or in concert with any Person, or as a “group” (as defined in Section 13 of the Exchange Act) with any Person:

(a)purchase, offer to purchase, or agree to purchase or otherwise acquire “beneficial ownership” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of any Common Stock, or any securities convertible or exchangeable into Common Stock, excluding any shares of Common Stock or other securities acquired pursuant to a conversion of the Preferred Stock, or otherwise acquired pursuant to the Transaction Documents;

(b)make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its Subsidiaries, or seek or propose to influence, advise, change or control the Board of Directors, management, policies, affairs or strategy of the Company by way of any public communication or other communications to security holders intended for such purpose;

(c)make a proposal for, or offer of (with or without conditions) any acquisition of or extraordinary transaction involving the Company or any of the Company’s Subsidiaries or any of their respective securities or assets;

(d)effect or seek to effect (including, without limitation, by entering into discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether public or otherwise) to effect or participate (except as a holder of Common Stock or Preferred Stock) in a merger, consolidation, division, acquisition or exchange of substantially all assets or equity, change of control transaction, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of its Subsidiaries; or

(e)enter into any discussions, negotiations, arrangements or understandings with or form a group with, any third party in connection with such third party’s taking, planning to take, or seeking to take any of the actions prohibited by clauses (a) through (d) of this Section 4.1 or otherwise act, alone or in concert with others, to seek to control or influence the Board of Directors or the management or policies of the Company, including its Subsidiaries;

(f)provided, however, that nothing in this Section 4.1 will limit  (i) any Purchaser Party’s ability to vote or Transfer (subject to Section 4.2) its Common Stock or Preferred Stock or otherwise exercise rights under its Preferred Stock; (ii) the ability of any director elected by the holders of Preferred Stock pursuant to the Certificate to vote or otherwise exercise its fiduciary duties as a member of the Board of Directors; (iii) the ability of any director elected by the holders of Preferred Stock pursuant to the Certificate to seek to participate fully as a director on the Board of Directors, (iv) the ability of the Purchaser or the holders of Preferred Stock to exercise their rights to elect directors pursuant to the Certificate; or (v) the ability of the Purchaser to exercise its participation rights pursuant to Section 4.4.

(g)provided, further, that, with respect to the Purchaser, the Purchaser shall not be deemed to have taken any of the actions described in this Section 4.1 solely due to the taking of any such action by NGP or any of NGP’s Affiliates (provided, for the avoidance of doubt, that NGP is not an Affiliate of the Purchaser).

Section 4.2Transfer Restrictions.

(a)Except as otherwise permitted in this Agreement, including Section 4.2(b), until the 12-month anniversary of the Closing Date, the Purchaser Parties will not (i) Transfer any Preferred Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Preferred Stock, the Common Stock or any other capital stock of the Company (any such action, a “Hedge”).

(b)Notwithstanding Section 4.2(a), the Purchaser Parties shall be permitted to Transfer any portion or all of their Preferred Stock or Common Stock at any time under the following circumstances:

(i)Transfers to any Affiliate of such Purchaser Party (the recipient of the shares so Transferred, a “Permitted Transferee”), but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Preferred Stock (or any

Equity Securities issued in respect thereof) so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor);

(ii)Transfers in connection with a Change of Control (as defined in the Certificate) which has been approved by the Board of Directors, has not  been initiated by such Purchaser Party (or its Affiliates) and pursuant to which the Preferred Stock is converted into cash or equity securities; and

(c)Notwithstanding Sections 4.2(a) and (b), the Purchaser Parties will not at any time, directly or knowingly indirectly (without the prior written consent of the Board of Directors which, in the case of any 10% Entity, shall not be unreasonably withheld) Transfer any Preferred Stock or Common Stock issued upon conversion of the Preferred Stock to a Company Competitor or a 10% Entity.

(d)Notwithstanding Sections 4.2(a), (b) or (c), (i) nothing therein shall prohibit any Purchaser Party from Transferring all or any portion of its Preferred Stock or Common Stock issued upon conversion thereof (A) to NGP or any of its Subsidiaries or (B) as approved in writing by the Board of Directors, (ii) nothing in Sections 4.2(c) shall restrict any Transfer of Common Stock into the public market pursuant to an Underwritten Offering (as defined in the Registration Rights Agreement) or otherwise in an open market transaction and (iii) nothing in Sections 4.2(a)(i) or (c) shall restrict any Transfer of Common Stock in connection with, and to the extent of, the exercise of such Purchaser Party’s rights to participate in any Underwritten Offering that it is then eligible to participate in pursuant to the Registration Rights Agreement or to exercise their rights to demand registration not involving a sale pursuant to the Registration Rights Agreement.

Section 4.3Legend.

(a)The Purchaser agrees that all certificates or other instruments representing the Preferred Stock or Common Stock subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH IN A PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF MAY 10, 2017, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER AND WILL BE PROVIDED, WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY.

(b)Upon request of the Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Stock or Common Stock to be transferred in accordance with the terms of this Agreement and the second paragraph legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement). The Purchaser acknowledges that the Preferred Stock and Common Stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(c)In the event that the Preferred Stock or the Common Stock are uncertificated, the Company shall give notice of such legend in accordance with applicable Law.

Section 4.4Participation.

(a)For the purposes of this Section 4.4, “Excluded Stock” shall mean (i) equity securities issued by the Company as a stock dividend, or upon any subdivision or split-up of the outstanding shares of capital stock, (ii) the issuance of equity securities (including upon exercise of options) to directors, employees or consultants of the Company pursuant to a stock option plan, restricted stock plan or other similar plan approved by the Board of Directors, (iii) the issuance of equity securities in connection with bona fide acquisitions of securities (other than securities of the Company or any non-wholly-owned Company Subsidiary), or any assets of another Person or business of another Person (other than solely for cash), (iv) securities issued in a bona fide public offering pursuant to a registration under the Securities Act, or (v) securities issued pursuant to the conversion, exercise or exchange of the Preferred Stock. For the avoidance of doubt, any securities issued or issuable by the Company in connection with the transactions contemplated by the Acquisition Agreement or the Common Stock Issuance Agreement shall be “Excluded Stock.”

(b)If after the Closing, and for so long as the holders of Preferred Stock are entitled to elect a member of the Board of Directors under the Certificate, the Company proposes to issue equity securities of any kind to NGP (the term “equity securities” shall include for these purposes any warrants, options or other rights to acquire Common Stock or any other class of capital stock of the Company), other than Excluded Stock (a “Qualifying Issuance”), then, the Company shall:

(1)give written notice to the Purchaser (no less than twenty (20) business days prior to the closing of such Qualifying Issuance or if the Company reasonably expects such Qualifying Issuance to be completed in less than twenty (20) business days, such shorter period, which shall be as long as commercially practicable (and in any event no less than ten (10) business days), required for the Purchaser and (subject to Section 4.2) its Affiliates to participate in such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the

“Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as the Purchaser may reasonably request in order to evaluate the proposed issuance; and

(2)offer to issue and sell to the Purchaser, on such terms as the Proposed Securities are issued and upon full payment by the Purchaser, the percentage of the Proposed Securities determined by dividing (A) the number of shares of Common Stock the Purchaser Beneficially Owns by (B) the total number of shares of Common Stock then outstanding (each, as determined assuming conversion in full of all shares of Preferred Stock then convertible into shares of Common Stock and taking into account the Common Stock held by the Purchaser), times one-hundred (100).

(c)The Purchaser must exercise its purchase rights hereunder within fifteen (15) business days after receipt of such notice from the Company, or if the Company reasonably expects such issuance to be completed in less than twenty (20) business days, such shorter period, which shall be as long as practicable (and in any event no less than ten (10) business days after receipt of notice from the Company), required for the Purchaser and its Affiliates to participate in such Qualifying Issuance. To the extent that the Company offers two or more securities in units to the other participants in the Qualifying Issuance, the Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right. The obligation of the Company to provide the notice described in Section 4.4(b) shall be subject to the Purchaser’s written agreement to confidentiality and restrictions on trading terms reasonably acceptable to the Company. The failure of the Purchaser to agree to such terms within ten (10) days after the date of receipt of the Company’s notice as described in Section 4.4(b) shall constitute a waiver of the Purchaser’s rights under this Section 4.4 in respect of any such Qualifying Issuance.

(d)Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Purchaser has not elected to purchase to NGP during the forty-five (45) days following such expiration on economic terms no more favorable to, and on such other non-economic terms and conditions no more favorable in the aggregate to, the purchasers thereof than those offered to the Purchaser in the notice delivered in accordance with Section 4.4(b). Any Proposed Securities offered or sold by the Company to NGP after such 45-day period must be reoffered to the Purchaser pursuant to this Section 4.4.

(e)The election by the Purchaser not to exercise its subscription rights under this Section 4.4 in any one instance shall not affect its rights with respect to any other instance or its right as to any subsequent proposed Qualifying Issuance. Any sale of such securities by the Company to NGP without first giving the Purchaser the rights described in this Section 4.4 shall be void and of no force and effect.

Section 4.5Tax Matters.

(a)The Company and its paying agent shall be entitled to withhold taxes on all payments or deemed payments and constructive distributions, on the Preferred Stock or Common Stock or other securities issued upon conversion of the Preferred Stock to the extent required by law. The Company and its paying agent shall be entitled to satisfy any required withholding tax on non-cash payments (including deemed payments) through a sale of all or a portion of the shares the Purchaser receives as a dividend, from cash dividends subsequently paid or credited to the Purchaser or through a sale of all or a portion of the Common Stock or other securities the Purchaser receives upon a conversion of the Preferred Stock or otherwise owns.  On or prior to the Closing, the Purchaser (or any transferee) shall deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying as to a complete exemption from backup withholding.

(b)Absent a change in law (including Internal Revenue Service  published administrative practice) or a contrary determination (as defined in Section 1313(a) of the Code), the Purchaser and the Company agree not to treat the Preferred Stock (based on the terms as set forth in the Certificate) as “preferred stock” within the meaning of Section 305 of the Code, and U.S. Treasury Regulations Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(c)During any taxable year in which any shares of the Preferred Stock are or have been outstanding: (i) the Company shall not declare or pay any dividends or other distributions in cash or property with respect to its capital stock (other than dividends or other distributions of cash or property paid on the Common Stock or the Preferred Stock); (ii) the Company shall not authorize, issue or reclassify any shares of any class or series of stock (other than authorizations and issuances of any additional shares of Common Stock or additional shares of Preferred Stock); (iii) neither the Company nor any of its Subsidiaries shall issue any stock or debt instrument that is convertible or exchangeable into shares of its capital stock (or that is accompanied by options or warrants to purchase such stock); and (iv) the Company shall not redeem, repurchase, recapitalize or acquire shares of its capital stock in a transaction that would be treated, in whole or in part, as a dividend for United States federal income tax purposes (unless such redemption, repurchase, recapitalization or acquisition, based on the Company’s reasonable determination, is an isolated transaction within the meaning of U.S. Treasury Regulations Section 1.305-3(b)(3)); provided that, notwithstanding anything herein to the contrary, the foregoing covenants and restrictions in Section 4.5(b) and Section 4.5(c) shall not apply:  (i) with respect to any transactions undertaken in connection with a Change in Control (as defined in the Certificate), (ii) after such Change in Control shall have occurred, or (iii) if the Purchaser ceases to Beneficially Own less than two shares of Preferred Stock.

(d)The Company shall pay any and all documentary, stamp or similar issue or transfer tax due on (x) the issue of the Preferred Stock and (y) the issue of shares of Common Stock or Preferred Stock, as applicable, upon conversion of the Preferred Stock. However, in the case of conversion of Preferred Stock, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(e) The Company shall provide any information reasonably requested by the Purchaser necessary to enable the Purchaser to comply with its United States federal income tax reporting obligations, including but not limited to a determination of the amount of the Company’s current and accumulated earnings and profits in any taxable year where such determination is relevant to determining the amount (if any) of any distribution or deemed distribution received by the Purchaser from the Company that is properly treated as a dividend within the meaning of Section 316 of the Code.

ARTICLE V

MISCELLANEOUS

Section 5.1Survival; Limitations on Liability. The representations and warranties of the parties contained in this Agreement shall survive until the first anniversary of the Closing, except (i) the representations and warranties contained in Sections 2.1(a), 2.1(b), 2.1(c)(i) and 2.1(e), which will survive indefinitely and (ii) the representations and warranties contained in Sections 2.2(a) and 2.2(b)(i), which will survive indefinitely. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.  The Company shall not be liable hereunder to the Purchaser or any other Person for any punitive, exemplary, treble, special, indirect, incidental or consequential damages (including any loss of earnings or profits).

Section 5.2Expenses. Each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided, however, that, except as set forth in Section 4.7 that the Company shall, upon the Closing, reimburse the Purchaser for its reasonable out-of-pocket expenses incurred in connection with due diligence, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated pursuant to the Transaction Documents (including fees and expenses of attorneys and accounting and financial advisers in connection with the transactions contemplated pursuant to this Agreement), up to a maximum amount of $150,000.

Section 5.3Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.4Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

Section 5.5Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Court of Chancery located in the State of Delaware, or in the event (but only in the event) that such court shall not have subject matter jurisdiction, any federal court of the United States or other state court located in the State of Delaware, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the abovenamed courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 5.6WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.7Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt immediately upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. The Purchaser agrees that any notice required or permitted by this Agreement or under the Certificate of Incorporation (including the Certificate), the Bylaws, the General Corporation Law of the State of Delaware or other applicable law may be given to the Purchaser at the address or by means of electronic transmission set forth below.  The Purchaser further agrees to notify the Company of any change to the Purchaser’s electronic mail address, and further agrees that the provision of such notice to the Company shall constitute the consent of the Purchaser to receive notice at such electronic mail address.  In the event that the Company is unable to deliver notice to the Purchaser at the electronic mail address so provided by the Purchaser, the Purchaser shall, within two (2) business days after a request by the Company, provide the Company with a valid electronic mail address to which the Purchaser consents to receive notice at such electronic mail address. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)If to the Purchaser:

The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attn:  Martin Sumner and Gregory Nikodem

Fax: (202) 347-1818

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Suite 1000

Washington, D.C. 20004

Attn:  David Dantzic and Brandon Bortner

(b)If to the Company:

WildHorse Resource Development Corporation
9805 Katy Freeway, Suite 400
Houston, Texas 77024
Attn:Kyle N. Roane
Fax:(713) 568-4910

with a copy to (which copy alone shall not constitute notice):

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attn:Douglas E. McWilliams
Fax:(713) 758-2222

Section 5.8Entire Agreement. This Agreement (including the Exhibits hereto) constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 5.9Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that (a) the Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Affiliates that are “United States persons” within the meaning of Section 7701(a)(30) of the Code in accordance with this Agreement, including Section 4.2(b), and (b) in order for such assignment to be effective, the assignee shall agree in writing to be bound by the provisions of this Agreement; provided, that no such assignment will relieve the Purchaser of its obligations hereunder prior to the Closing.

Section 5.10Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)the word “or” is not exclusive;

(b)the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and

(e)the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(f)“10% Entity” means any person that, together with its Affiliates, after giving effect to a proposed Transfer, would own greater than 10% of the then outstanding Common Stock (determined on a fully diluted, as converted basis).

(g)“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided, however, that (a) portfolio companies in which the Purchaser or its Affiliates have an investment (unless any such portfolio company has received Information from any Purchaser Party) or (b) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Purchaser for purposes of this Agreement. For purposes of this agreement, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(h)“as-converted basis” means, with respect to the outstanding shares of Common Stock, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the Preferred Stock that is then outstanding whether or not the Preferred Stock is then convertible, exchangeable or exercisable by the holder, are assumed to be then outstanding.

(i)“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any person’s Beneficial Ownership, such person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Company or any Company Subsidiary.

(j)“Committee” means a duly authorized committee of the Board of Directors consisting of independent directors.

(k)“Company Competitor” shall mean (i) any Upstream Competitor identified in writing to the Purchaser by the Company prior to the Closing Date, and (ii) on and after the Closing Date, any Upstream Competitor identified in writing to the Purchaser at the direction of the Board of Directors acting in good faith. “Upstream Competitor” shall mean (i) any Person whose primary business is oil and gas exploration and production activities and who owns or operates upstream oil and gas properties that are located within 100 miles of any oil and gas properties owned or operated by the Company and (ii) any private equity fund that controls any Upstream Competitor.

(l)“Company Material Adverse Effect” shall mean, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) any change in the Company’s stock price or trading volume, (B) any failure by the Company to meet revenue or earnings projections, (C) any Effect that results from changes affecting the oil and gas industry generally, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions, in each case except to the extent such changes disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other oil and gas exploration and production  companies operating in the United States, (D) any Effect caused by the announcement or pendency of the Acquisition, or the identity of the Company or any of its Affiliates as the acquirer in connection with the Acquisition (including any litigation arising from the Acquisition Agreement or the transactions contemplated by the Acquisition Agreement), (E) any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement, or the identity of the Purchaser or any of its Affiliates as the purchasers in connection with the transactions contemplated by this Agreement (including any litigation arising from this Agreement or the transactions contemplated by this Agreement), (F) acts of war or terrorism or natural disasters, (G) the performance of this Agreement, the Acquisition Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the request or with the prior consent of the Purchaser, (H) in and of itself, the commencement of any suit, action or proceeding (provided that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such action, suit or proceeding), or any liability, sanction or penalty arising from any governmental proceeding or investigation that was commenced prior to the date of this

Agreement and disclosed by the Company in this Agreement or in a correspondingly identified schedule attached hereto, (I) changes in GAAP or other accounting standards (or any interpretation thereof) or (J) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (x) the exceptions in clause (A) and (B) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect, (y) without limiting clause (C), with respect to clauses (F), (I) and (J), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other oil and gas exploration and production companies operating in the United States.

(m)“Credit Agreement” means that certain Credit Agreement, dated as of December 19, 2016, among the Company as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

(n)“Effect” shall mean any change, event, effect or circumstance.

(o)“Existing Registration Rights Holders” means, collectively, WHR Holdings, LLC, a Delaware limited liability company, Esquisto Holdings, LLC, a Delaware limited liability company, WHE AcqCo Holdings, LLC, a Delaware limited liability company, and NGP XI US Holdings, L.P., a Delaware limited partnership.

(p) “Equity Securities” means the equity securities of the Company, including shares of Common Stock and Company Preferred Stock.

(q)“Knowledge of the Company” means the actual knowledge of one or more of Jay Graham, Andrew J. Cozby and Kyle Roane.

(r)“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of occupational health and workplace safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by such to conduct its business.

(s)“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

(t)“NGP” means NGP Energy Capital Management, L.L.C. and any funds managed by NGP Energy Capital Management, L.L.C and any of their respective Subsidiaries.

(u)“NYSE Listing Approval” means approval of the shares of Common Stock issuable upon conversion of the Preferred Stock for listing on the NYSE.

(v)“Purchaser Parties” means the Purchaser and each Permitted Transferee of the Purchaser to whom shares of Preferred Stock or Common Stock are transferred pursuant to Section 4.2(b)(i).

(w)“Representatives” means, with respect to any person, such person’s directors, officers, employees, agents, consultants and advisors.

(x) “Schedule 14C Action” means, collectively, (i) the filing of an Information Statement on Schedule 14C relating to the transaction contemplated hereby with the SEC and the receipt from the SEC of notice that it has no comments thereon, (ii) the mailing of such Information Statement to the Company’s shareholders and (iii) the expiration of the 20 calendar day waiting period under Rule 14c-2(b) (such period, the “Schedule 14C Waiting Period”).

(y) “Transaction Documents” means this Agreement and the Registration Rights Agreement.

(z)“Transfer” means by any person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such person. For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities is a Transfer of such Equity Securities for purposes of this Agreement; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Preferred Stock into Common Stock pursuant to the terms of the Certificate, (ii) the redemption or other acquisition of Common Stock or Preferred Stock by the Company or (iii) the transfer (other than by the Purchaser or an Affiliate of the Purchaser) of any limited partnership interests or other equity interests in the Purchaser (or any direct or indirect parent entity of the Purchaser), in each case, unless the transferor or transferee were formed for the purpose of holding any Equity Securities; provided, that if any transferor or transferee referred to in this clause (iii) ceases to be controlled by the Person controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”.

Section 5.11Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.12Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.13No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto (and their permitted assigns), any benefit right or remedies.

Section 5.14Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the other Transaction Documents and any of the transactions contemplated by this Agreement and the other Transaction Documents, and neither the Company nor the Purchaser will make any such news release without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld, conditioned or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

Section 5.15Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 5.16Termination. Subject to Section 5.1, this Agreement will survive the Closing so long as the Purchaser is entitled to designate at least one director pursuant to the Certificate and, in any event, shall survive so long as any shares of Preferred Stock are outstanding.  Prior to the Closing, this Agreement may only be terminated:

(a)by mutual written agreement of the Company and the Purchaser;

(b)by the Company or the Purchaser with respect to itself, upon written notice to the other party in the event that the Closing shall not have occurred on or before September 30, 2017; provided, however that the right to terminate this Agreement pursuant to this Section 5.16(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)by either the Company or the Purchaser as to itself if a United States court of competent jurisdiction shall permanently enjoin the consummation of the Purchase and such injunction shall be final and non-appealable;

(d)without any action by any party, if the Acquisition Agreement is terminated in accordance with its terms at any time prior to the Closing;

(e)by notice given by the Company to the Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c)(i) or Section 1.3(c)(ii) would not be satisfied and which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(f) by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(i) or 1.3(b)(ii) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.

Section 5.17Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.16, no party (or any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (B) any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 3.5, Sections 5.2 through 5.15 and Section 5.18 shall survive the termination of this Agreement.

Section 5.18Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this

Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Jay C. Graham
Name:	Jay C. Graham
Title:	Chief Executive Officer

PURCHASER:

CP VI EAGLE HOLDINGS, L.P.

By:  TC Group VI S1, L.P., its general partner

By:	/s/ Martin W. Sumner
Name:	Martin W. Sumner
Title:	Managing Director

[Signature Page to Preferred Stock Purchase Agreement]

EXHIBIT A

Form of Series A PERPETUAL Convertible
Preferred Stock Certificate of Designations

A-1

WILDHORSE RESOURCE DEVELOPMENT CORPORATION
_______________________

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware
_______________________

6.00% SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(Par Value $0.01 Per Share)

WildHorse Resource Development Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board by the Amended and Restated Certificate of Incorporation of the Corporation (as so amended and as further amended from time to time in accordance with its terms and the DGCL, the “Certificate of Incorporation”), which authorizes the Board, by resolution, to set forth the designation, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, in one or more series of up to 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the DGCL, the Board duly adopted on [●], 2017 the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority granted to and vested in it, the Board hereby creates a new series consisting of 500,000 shares of Preferred Stock, designated 6.00% Series A Perpetual Convertible Preferred Stock, and hereby fixes the powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series of Preferred Stock as set forth in this certificate of designations (this “Certificate of Designations”):

1.General.

(a)There shall be created from the 50,000,000 shares of Preferred Stock of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock designated as “6.00% Series A Perpetual Convertible Preferred Stock” par value $0.01 per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be 500,000. Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Series A Preferred Stock.

(b)The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; (iii) junior to all Senior Stock; and (iv) junior to existing and future indebtedness and liabilities of the Corporation.

(c)The Series A Preferred Stock has no maturity date and (except as provided in Section 4 in connection with a Change of Control) is not mandatorily redeemable (pursuant to a sinking fund obligation or otherwise) or redeemable at the option of the Holders.

2.Definitions.  As used herein, the following terms shall have the following meanings:

(a)“10% Entity” means any Person that, together with its Affiliates, after giving effect to a proposed Transfer, would own greater than 10% of the then outstanding Common Stock, on an as-converted basis.

(b)“14C Expiration Date” shall mean the date immediately following the expiration of the 20 calendar day period commencing on the stated date of distribution to the Corporation’s stockholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of a definitive Information Statement on Schedule 14C filed by the Corporation with the SEC relating to the issuance of the Series A Preferred Stock.

(c)“Accreted Value” shall mean, with respect to each share of Series A Preferred Stock, the Initial Liquidation Value as the same may be increased pursuant to Section 3.

(d)“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that the Corporation, any of its Subsidiaries, or any of the Corporation’s other controlled Affiliates, will not be deemed to be Affiliates of any Holder for purposes of this Certificate of Designations. For purposes of this Certificate of Designations, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, none of NGP, the Corporation or any of their respective Affiliates shall be deemed Affiliates of Carlyle or any of its Affiliates.

(e)“as-converted basis” means, with respect to the outstanding shares of Common Stock, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable at the time of determination upon conversion of the Series A Preferred Stock that is then outstanding, whether or not the Series A Preferred Stock is then convertible, exchangeable or exercisable by the holder thereof, are assumed to be then outstanding.

(f)“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such Person shall be deemed to be the Beneficial Owner of any Equity Securities that may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Corporation or any of its Subsidiaries.

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(g)“Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(h)“Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(i)“Capital Stock” shall mean, for any entity, any and all shares, equity interests, rights to purchase, warrants, options, equity participations or other equity equivalents of or equity interests in (however designated) capital stock issued by that entity; provided that, “Capital Stock” of the Corporation shall not include any convertible or exchangeable debt securities that, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock.

(j)“Carlyle” means CP VI Eagle Holdings, L.P.

(k) “Certificate of Designations” shall have the meaning specified in the recitals.

(l)“Certificate of Incorporation” shall have the meaning specified in the recitals.

(m)A “Change of Control” shall be deemed to have occurred at any time after the Series A Preferred Stock is originally issued if any of the following occurs:

(i)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder;

(ii)the adoption of a plan relating to the liquidation or dissolution of the Corporation; or

(iii)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of the Corporation, measured by voting power rather than number of shares, units or the like; provided that a transaction in which the Corporation becomes a Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the voting stock of the Corporation immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the voting stock of such other Person of whom the Corporation has become a Subsidiary.

(n)“Change of Control Call” shall have the meaning specified in Section 4(b).

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(o)“Change of Control Cash Price” shall mean, as of the date of any redemption in connection with a  Change of Control Put or Change of Control Call, an amount per share of Series A Preferred Stock equal to (x) the Accreted Value of such share of Series A Preferred Stock as of such date plus (y)  if the applicable redemption date is prior to [●], 2019 [insert date that is the 30-month anniversary of the Initial Issue Date], the amount equal to the net present value (computed using a discount rate of the Treasury Rate plus fifty (50) basis points) of the sum of all dividends that would otherwise be payable on such share of Series A Preferred Stock on each of the Dividend Payment Dates occurring during the period on and after the applicable redemption date to and including [●], 2019 (which date for purposes of this calculation, shall be assumed to be an additional Dividend Payment Date) and assuming the Corporation elected to pay such dividends in cash pursuant to Section 3(a); provided, however, that in the event of a Change of Control described in subsection (i) or (ii) of the definition thereof that is in connection with a liquidation, winding up or dissolution of the Corporation, the Change of Control Cash Price shall mean the greater of (a) the amount described above and (b) the amount that would be distributed in the liquidation, winding up or dissolution of the Corporation with respect to such share if such share of Series A Preferred Stock was converted into Common Stock (at the Conversion Rate then in effect) immediately prior to such liquidation, winding up or dissolution of the Corporation (regardless of whether the Series A Preferred Stock is then convertible pursuant to the terms hereof).

(p)“Change of Control Effective Date” shall have the meaning specified in Section 4(c).

(q)“Change of Control Purchase Date” shall mean, with respect to each share of Series A Preferred Stock, the date on which the Corporation makes the payment in full in cash of the Change of Control Cash Price for such share to the Holder thereof.

(r)“Change of Control Put” shall have the meaning specified in Section 4(a).

(s)“Change of Control Put Deadline” shall have the meaning specified in Section 4(c)(i).

(t)“Close of Business” shall mean 5:00 p.m., New York City time.

(u)“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the fair market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose with the prior consent of holders of a majority of the outstanding Series A Preferred Stock.  The Closing Sale Price of any other

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security shall be determined in the same manner as set forth in this Section 2(u) for the determination of the Closing Sale Price of the Common Stock.

(v)“Code” shall mean Internal Revenue Code of 1986, as amended.

(w)“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation, subject to Section 8(e).

(x) “Conversion Agent” shall mean the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

(y)“Conversion Date” shall have the meaning specified in Section 7(a)(iii).

(z)“Conversion Price” shall initially be $13.90 per share of Common Stock and shall be subject to adjustment pursuant to Section 8 hereof.

(aa)“Conversion Rate” shall mean, with respect to each share of Series A Preferred Stock subject to conversion, a number of shares of Common Stock equal to its Accreted Value divided by the then applicable Conversion Price.

(bb)“Corporation” shall have the meaning specified in the recitals.

(cc)“Corporation Competitor” shall mean (i) any Upstream Competitor identified in writing to the Holders by the Corporation prior to the Initial Issue Date, and (ii) on and after the Initial Issue Date, any Upstream Competitor identified in writing to the Holders at the direction of the Board of Directors acting in good faith. “Upstream Competitor” shall mean (i) any Person whose primary business is oil and gas exploration and production activities and who owns or operates upstream oil and gas properties that are located within 100 miles of any oil and gas properties owned or operated by the Corporation and (ii) any private equity fund that controls any Upstream Competitor.

(dd)“DGCL” shall have the meaning specified in the recitals.

(ee)“Dividend Payment Date” shall mean January 31, April 30, July 31 and October 31 of each year, commencing on [●], 2017.

(ff)“Dividend Rate” shall mean the rate per quarterly dividend period of 1.50% (6.00% per annum) per share of Series A Preferred Stock.

(gg)“Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding such Dividend Payment Date.

(hh) “Equity Securities” means the equity securities of the Corporation, including shares of Common Stock and Series A Preferred Stock.

(ii)“Event” shall have the meaning specified in Section 5(a)(ii)(B).

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(jj)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(kk)“Ex-Date,” when used with respect to any issuance, dividend or distribution of Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise), as determined by such exchange or market.

(ll)“Expiration Date” shall have the meaning specified in Section 8(a)(iv).

(mm)“Final Accrual Period” shall have the meaning specified in Section 3(d).

(nn)“Hedge” shall have the meaning specified in Section 10(a)(i).

(oo)“Holder” shall mean a holder of shares of Series A Preferred Stock.

(pp)“HSR Expiration Date” shall mean the date on which all applicable approvals and waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976 that are required with respect to the conversion and voting rights of the Series A Preferred Stock set forth in this Certificate of Designations shall have been obtained or expired, as applicable, in each case as the shares of Series A Preferred Stock are held as of the Initial Issue Date.

(qq)“Indebtedness” means (a) all obligations of the Corporation or any of its Subsidiaries for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of the Corporation or any of its Subsidiaries evidenced by bonds, debentures, notes or similar instruments, (c) all letters of credit and letters of guaranty in respect of which the Corporation or any of its Subsidiaries is an account party, (d) all securitization or similar facilities of the Corporation or any of its Subsidiaries and (e) all guarantees by the Corporation or any of its Subsidiaries of any of the foregoing.

(rr)“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Corporation or its Subsidiaries (including (A) that certain Indenture, dated February 1, 2017 among the Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as the same may be amended and/or restated from time to time) or (B) that certain credit agreement, dated December 19, 2016, among the Corporation, the lenders and financial institutions party thereto and Wells Fargo Bank, National Association (as the same may be amended and/or restated from time to time).

(ss) “Initial Issue Date” shall mean the first date of original issuance of shares of the Series A Preferred Stock.

(tt)“Initial Liquidation Value” shall mean, with respect to each share of Series A Preferred Stock, $1,000.00.

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(uu)“Junior Stock” shall mean (i) the Common Stock and (ii) each other class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding-up or dissolution of the Corporation.

(vv) “Mandatory Conversion Date” shall have the meaning specified in Section 7(b)(ii).

(ww)“NGP” means collectively, WHR Holdings, LLC, a Delaware limited liability company, Esquisto Holdings, LLC, a Delaware limited liability company, WHE AcqCo Holdings, LLC, a Delaware limited liability company, and NGP XI US Holdings, L.P., a Delaware limited partnership, and any of their respective Affiliates that own Capital Stock of the Company.

(xx)“Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(yy)“Open of Business” shall mean 9:00 a.m., New York City time.

(zz)“Ownership Notice” shall mean the notice of ownership of Capital Stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to the DGCL and, in the case of an issuance of Capital Stock by the Corporation (including the Series A Preferred Stock), in substantially the form attached hereto as Exhibit A.

(aaa)“Parity Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding up or dissolution of the Corporation.

(bbb)“Permitted Holder” shall mean (i) any Person that is a “Permitted Holder” under (A) that certain Indenture, dated February 1, 2017 among the Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as the same may be amended and/or restated from time to time) or (B) that certain credit agreement, dated December 19, 2016, among the Corporation, the lenders and financial institutions party thereto and Wells Fargo Bank, National Association (as the same may be amended and/or restated from time to time), (ii) Carlyle and its Affiliates and (iii) any Person who, together with its Affiliates, holds more than 50% of the outstanding shares of Series A Preferred Stock.

(ccc)“Permitted Transferee” shall have the meaning specified in Section 10(a)(ii)(A).

(ddd)“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

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(eee) “Preferred Purchase Agreement” shall mean that certain Preferred Stock Purchase Agreement dated as of May 10, 2017 by and among the Holders as of the Initial Issue Date and the Corporation.

(fff)“Preferred Stock” shall have the meaning specified in the recitals.

(ggg)“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of the holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(hhh)“Reference Property” shall have the meaning specified in Section 8(e).

(iii)“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

(jjj)“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement dated as of the Initial Issue Date by and among the Corporation and the others party thereto.

(kkk)“Reorganization Event” shall have the meaning specified in Section 8(e).

(lll)“Required Number of Shares” shall have the meaning specified in Section 4(g).

(mmm)“Requisite Approvals Notice Date” shall have the meaning specified in Section 11(e).

(nnn)“Satisfaction of the Indebtedness Obligations” means, in connection with any Change of Control, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in respect of any Indebtedness of the Corporation or any of its Subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness as a result of or in connection with such Change of Control

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or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase and (iv) the termination of any lending commitments required to be terminated as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement.

(ooo) “SEC” shall mean the Securities and Exchange Commission.

(ppp)“Securities Act” shall mean the Securities Act of 1933, as amended.

(qqq)“Senior Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding up or dissolution of the Corporation.

(rrr)“Series A Preferred Stock” shall have the meaning specified in Section 1(a).

(sss)“Specified Contract Terms” means the covenants, terms and provisions of any indenture, credit agreement or any other Indebtedness Agreement governing the rights of the holders of or otherwise relating to any Indebtedness of the Corporation or any of its Subsidiaries.

(ttt)“Spin-Off” shall have the meaning specified in Section 8(a)(iii).

(uuu)“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership or limited liability company interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(vvv)“Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchanges on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, Trading Day means a Business Day.

(www)“Transfer” by any person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, for value or without value, or to enter into any written or oral contract, option or other arrangement

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or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such person. For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities is a Transfer of such Equity Securities for purposes of this Certificate of Designations; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into Common Stock pursuant to the terms of this Certificate of Designations, (ii) the redemption or other acquisition of Common Stock or Preferred Stock by the Corporation or (iii) the transfer (other than by a  Holder or an Affiliate of a Holder) of any limited partnership or limited liability company  interests or other equity interests in a Holder (or any direct or indirect parent entity of a Holder), in each case, unless the transferor or transferee were formed for the purpose of holding any Equity Securities; provided that, if any transferor or transferee referred to in this clause (iii) ceases to be controlled by the Person controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”.

(xxx)“Transfer Agent” shall mean Wells Fargo Shareowner Services, acting as the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and the Common Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(yyy)“Treasury Rate” shall mean the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the Average Assumed Dividend Period; provided, however, that if such Average Assumed Dividend Period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Corporation shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Assumed Dividend Period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; and, provided further, that the Treasury Rate shall not in any event be less than zero. For purposes of this definition, “Average Assumed Dividend Period” shall mean the average number of months (weighted based on the amount of the assumed dividends) from the applicable redemption date to the applicable Dividend Payment Date for each dividend assumed to be paid for purposes of the calculation.

(zzz)“Underwritten Offering” shall have the meaning set forth in the Registration Rights Agreement.

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3.Dividends.

(a)Subject to Section3(c), from and after the Initial Issue Date, dividends shall, with respect to each outstanding share of Series A Preferred Stock, accrue on the Accreted Value at the Dividend Rate for each Dividend Period (as defined below) to and including the next Dividend Payment Date. Dividends on the Series A Preferred Stock shall be non-cumulative and shall accrue on a daily basis, whether or not declared. Such dividends shall be payable only when, as and if declared by the Board, and when so declared and paid, such dividends shall be paid in cash out of funds legally available therefor and shall be payable on the next Dividend Payment Date following such declaration by the Board to the Holders as they appear on the Corporation’s stock register at the Close of Business on the relevant Dividend Record Date. If any Dividend Payment Date falls on a day that is not a Business Day, payment of dividends declared under this Section 3(a) with respect to such Dividend Payment Date will be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of the delay. The period from the Initial Issue Date to and including July 31, 2017 and each period from but excluding a Dividend Payment Date to and including the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(b)If a cash dividend is not declared and paid in accordance with Section 3(a) on a Dividend Payment Date, then in full discharge of any accrual of dividends for such Dividend Period, the Accreted Value of each outstanding share of Series A Preferred Stock, regardless of its date of issue, shall automatically increase on such Dividend Payment Date by an amount equal to the Dividend Rate multiplied by the Accreted Value in effect immediately after the immediately prior Dividend Payment Date (or the Initial Issue Date in respect of the first Dividend Period).

(c)Dividends payable under Section 3(a) (or future dividends calculated in determining Change of Control Cash Price) and any increase in Accreted Value under Section 3(b) (or deemed increase in Accreted Value under Section 3(e)) for any period less than a full quarterly dividend or accretion period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(d)Notwithstanding anything to the contrary in this Certificate of Designations, if at any time on or after [●], 2019 [insert date that is the 30-months after the Initial Issue Date], the Closing Sale Price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 25 consecutive Trading Days, all shares of Series A Preferred Stock will permanently cease to be entitled to any dividends pursuant to Section 3(a) or any further accretion of Accreted Value pursuant to Section 3(b) (the “Dividend Termination Date”); provided, however, that with respect to the period commencing on the day following the last Dividend Payment Date prior to the Dividend Termination Date and ending on, and including, the Dividend Termination Date (the “Final Accrual Period”), a cash dividend may be declared and paid in such amount accrued with respect to the Final Accrual Period payable on the next Dividend Payment Date following the Final Accrual Period as determined and paid otherwise in accordance with Section 3(a), or if not declared and paid in accordance with the foregoing, the Accreted Value shall accrete in an amount accrued with respect to the Final Accrual Period on

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the next Dividend Payment Date following the Final Accrual Period as determined and accreted otherwise in accordance with Section 3(b).

(e)Under this Certificate of Designations, in calculating either the (A) number of shares of Common Stock issued upon conversion of a share of Series A Preferred Stock or (B) redemption price per share of Series A Preferred Stock, the Accreted Value of each share of Series A Preferred Stock shall be increased by the amount of accrued and unpaid dividends during the then-current Dividend Period regardless of whether, at the time of such conversion or redemption, a dividend payable on the immediately succeeding Dividend Payment Date has been declared pursuant to Section 3(a). Holders of shares of Series A Preferred Stock subject to conversion or redemption shall not be entitled to receive any payment of dividends declared pursuant to Section 3(a) in respect of the Dividend Period in which the conversion or redemption occurs notwithstanding that a Dividend Record Date may have been fixed for the payment of such dividends prior to such conversion or redemption.

(f)The Series A Preferred Stock shall fully participate, on an as-converted basis, in any dividend declared and paid or distribution on the Common Stock (other than any dividend paid or distribution on the Common Stock in connection with the liquidation, winding up or dissolution of the Corporation) as if the Preferred Stock were converted into shares of Common Stock on the Record Date for such dividend or distribution, at the Conversion Rate in effect on such Record Date.

(g)Holders of shares of Series A Preferred Stock shall not be entitled to any dividend other than as set forth in this Section 3.

4.Special Rights Upon a Change of Control.

(a)Repurchase at the Option of the Holder. Subject to the application of Section 4(b), upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option to require the Corporation to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock for cash at a purchase price per share of Series A Preferred Stock equal to the Change of Control Cash Price; provided that the Corporation shall only be required to pay the Change of Control Cash Price (i) after the Satisfaction of the Indebtedness Obligations, (ii) to the extent permitted by the Specified Contract Terms and (iii) to the extent such purchase can be made under applicable law and out of funds legally available therefor.

(b)Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control may occur or has occurred), a written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, (x) the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed or (y) the date on which the Change of Control occurred).  In connection with the delivery of such notice, the Corporation may elect to redeem (the “Change of Control Call”), contingent upon

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and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Series A Preferred Stock pursuant to Section 7(a) prior to any such redemption, any or all of the shares of Series A Preferred Stock for cash at a redemption price per share equal to Change of Control Cash Price.

(c) Final Change of Control Notice.  To the extent the Change of Control Call has not been previously exercised by the Corporation, within two days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Corporation discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain:

(i)the date by which the Holder must elect to exercise a Change of Control Put (which shall be no less than 20 days after the Change of Control Effective Date) (the “Change of Control Put Deadline”);

(ii)the amount of cash payable per share of Series A Preferred Stock, if such Holder elects to exercise a Change of Control Put;

(iii)a description of the payments and other actions required to be made or taken in order to effect the Satisfaction of the Indebtedness Obligations;

(iv)the consideration, if any, received in respect of each share of Common Stock in the Change of Control;

(v)the purchase date for such shares (which shall be no later than three Trading Days after the Satisfaction of the Indebtedness Obligations has occurred); and

(vi)the instructions a Holder must follow to exercise a Change of Control Put in connection with such Change of Control.

(d)Change of Control Put Procedure. To exercise a Change of Control Put, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Deadline, surrender to the Conversion Agent the certificates, if any, representing the shares of Series A Preferred Stock to be repurchased by the Corporation (or if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation and the Conversion Agent) or otherwise instruct the Conversion Agent to surrender such Holder’s uncertificated book-entry shares.

(e)Delivery upon Change of Control Put. Upon a Change of Control Put, after the Satisfaction of the Indebtedness Obligations and subject to Section 4(g) below, the Corporation (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Change of Control Cash Price in consideration for the amount of such Holder’s shares of Series A Preferred Stock redeemed.

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(f)Redemption by the Corporation. In the case of a Change of Control, any shares of Series A Preferred Stock as to which a Change of Control Put or Change of Control Call was not exercised and that are otherwise outstanding following such Change of Control may be redeemed, at the option of the Corporation, upon not less than thirty (30) nor more than sixty (60) days’ notice, which notice must be received by the affected Holders within thirty (30) days of the Change of Control Put Deadline, at a redemption price per share equal to the Change of Control Cash Price.

(g)If the Corporation (A) shall not have sufficient funds legally available under applicable law to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 4(a) (the “Required Number of Shares”) after the Satisfaction of the Indebtedness Obligations or (B) will be in violation of Specified Contract Terms if it purchases the Required Number of Shares, the Corporation shall (I) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 4(a), a number of shares of Series A Preferred Stock with an aggregate Change of Control Cash Price equal to the lesser of (1) the amount legally available for the purchase of shares of Series A Preferred Stock under applicable law and (2) the largest amount that can be used for such purchase not prohibited by Specified Contract Terms and (II) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Cash Price as soon as practicable after the Corporation is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock and without violation of Specified Contract Terms. The inability of the Corporation to make a purchase payment for any reason shall not relieve the Corporation from its obligation to effect any required purchase when, as and if permitted by applicable law and Specified Contract Terms.

(h)Upon full payment for any shares of Series A Preferred Stock subject to a Change of Control Put or Change of Control Call, such shares will cease to be entitled to any dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except the right to receive the Change of Control Cash Price) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

5.Voting; Directors.

(a)Voting. The shares of Series A Preferred Stock shall not have voting rights other than those set forth below or as otherwise required by Delaware law or the Certificate of Incorporation:

(i)From and after the Requisite Approvals Notice Date, Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Corporation then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock. Each Holder shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such Holder could then be converted pursuant to Section 7 (ignoring for purposes of such determination the limitation on

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conversion prior to the one year anniversary of the Initial Issue Date) at the record date for the determination of stockholders entitled to vote or consent on such matters. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the bylaws of the Corporation.

(ii)So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority in voting power of the shares of Series A Preferred Stock outstanding at the time, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

(A)authorize or create, or increase the authorized amount of, or issue any class or series of Senior Stock or Parity Stock or reclassify any of the authorized capital stock of the Corporation into shares of Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock; or

(B)amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise (an “Event”) so as to adversely affect any right, preference, privilege or power of the shares of Series A Preferred Stock.

provided, however, with respect to the occurrence of any Event set forth in (B) above, so long as the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent with the same rights and preferences in all material respects as the Series A Preferred Stock (other than with respect to board election rights set forth in Section 5(b)), the occurrence of any such Event shall not be deemed to adversely affect such rights, preferences, privileges or power of the Series A Preferred Stock; provided, further, that any increase in the amount of the authorized Junior Stock, or the creation or issuance of any additional shares of Junior Stock, shall not be deemed to adversely affect such rights, preferences, privileges or powers.

(iii)Whether a plurality, majority or other portion of the Series A Preferred Stock or any other series of voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective aggregate liquidation preferences of the Series A Preferred Stock or such other series of voting Preferred Stock, as applicable.

(b)Directors.

(i)From and after the Requisite Approvals Notice Date, (i) at any time that Carlyle or its Affiliates hold both (A) any shares of Series A Preferred Stock and (B) shares of Common Stock and Series A Preferred Stock representing, on an as-converted basis, at least 10% of the total number of issued and outstanding shares of Common Stock (assuming, only for the purposes of determining such threshold amount of shares,

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all shares of Series A Preferred Stock were converted at the Conversion Rate in effect on such date), the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to appoint and elect two directors to the Board (any director elected by the Holders pursuant to this Certificate of Designations, herein referred to as a “Series A Director”) and (ii) at any time that Carlyle or its Affiliates holds both (A) any shares of Series A Preferred Stock and (B) shares of Common Stock and Series A Preferred Stock representing, on an as-converted basis, more than 5% but less than 10% of the total number of issued and outstanding shares of Common Stock (assuming, only for the purposes of determining such threshold amount of shares, all shares of Series A Preferred Stock were converted at the Conversion Rate in effect on such date), the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to appoint and elect one Series A Director, in each case subject to any Series A Director satisfying all requirements regarding service as a director of the Corporation under applicable law or stock exchange rule regarding service as a director of the Corporation and such other reasonable criteria and qualifications required to be satisfied for service as a director applicable to all directors of the Corporation.

(ii)Each Series A Director so elected shall serve until his or her successor is elected and qualified or his or her earlier death, resignation, retirement, disqualification or removal; any vacancy or newly created directorship in the position of a Series A Director may be filled only by the Holders of a majority of the then outstanding shares of Series A Preferred Stock; and each Series A Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the Holders of a majority of the then outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, at such time as the Holders of a majority of the then outstanding shares of Series A Preferred Stock cease to be entitled to appoint and elect any Series A Director pursuant to Section 5(b) (as a result of Carlyle or its Affiliates either ceasing to hold (i) any shares of Series A Preferred Stock or (ii) at least 10% or 5%, as applicable, of the total number of issued and outstanding shares of Common Stock, assuming, only for the purposes of determining such threshold amount of shares, all shares of Series A Preferred Stock were converted at the Conversion Rate in effect on such date), (x) the right of the Holders of Series A Preferred Stock to appoint and elect one or two directors to the Board, as applicable, shall permanently terminate and (y) from and after such time, one or both of the Series A Directors, as applicable, shall cease to be qualified to serve as a director and such directorship shall terminate, and the size of the Board shall automatically be reduced.

(iii)Notwithstanding anything to the contrary in this Certificate of Designations, solely for purposes of voting with respect to Series A Directors pursuant to this Section 5(b), the issued and outstanding shares of Series A Preferred Stock held by Carlyle and its Affiliates at any time shall be entitled to a number of votes equal to 50.1% of all votes entitled to be cast by the holders of the then outstanding shares of Series A Preferred Stock.

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6.Liquidation Preference.

(a)In the event of any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive in respect of its shares of Series A Preferred Stock and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities to the Corporation’s creditors and holders of shares of Senior Stock and before any payment or distribution is made to holders of Junior Stock (including the Common Stock), an amount equal to the greater of (x) the Accreted Value per share of Series A Preferred Stock plus an amount equal to all accrued and unpaid dividends on such share of Series A Preferred Stock for the then-current Dividend Period to, and including, the date fixed for liquidation, winding up or dissolution assuming the Corporation elected to pay such dividends in cash pursuant to Section 3(a) but only to the extent such dividends otherwise would have been payable under Section 3(d) and (y) the amount that such Holder would have been entitled to receive if all of such Holder’s shares of Series A Preferred Stock were converted into Common Stock (at the Conversion Rate then in effect) immediately prior to such liquidation, winding up or dissolution of the Corporation (regardless of whether the Series A Preferred Stock is then convertible pursuant to the terms hereof).

(b)Neither the sale, conveyance, exchange or transfer of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, nor any share exchange or division involving the Corporation pursuant to applicable statutes providing for the consolidation, merger, share exchange or division, shall be deemed to be a liquidation, winding up or dissolution, whether voluntary or involuntary, for the purposes of this Section 6, notwithstanding that, for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up.

(c)After the payment to the Holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)In the event the assets of the Corporation available for distribution to the Holders and holders of shares of Parity Stock upon any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 6, such Holders and such holders of shares of Parity Stock shall share, equally and ratably in proportion to the respective full amounts to which such holders are entitled pursuant to this Section 6, in any distribution of the assets of the Corporation.

7.Conversion; Redemption.

(a)Holder Conversion.

(i)Each Holder shall have the right, at any time following [●], 2018 [insert the first anniversary of the Initial Issue Date] to convert each share of such Holder’s Series A Preferred Stock into (i) that number of whole shares of Common Stock equal to

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the quotient of (A) the Accreted Value divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 9. The foregoing right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

(ii)Notwithstanding anything to the contrary in Section 7(a)(i), a Holder shall have the right to convert, prior to [●], 2018 [insert the first anniversary of the Initial Issue Date], (i) all or any portion  of such Holder’s Series A Preferred Stock following the delivery by the Corporation of the notice contemplated by Section 4(b) and prior to the consummation of the applicable Change of Control and (ii) in connection with an Underwritten Offering that the Holder then has a right to participate in under the Registration Rights Agreement, such number of shares of Series A Preferred Stock that will, upon conversion, result in the issuance to the Holder of the maximum number of shares of Common Stock the Holder is permitted to include for sale in such Underwritten Offering.

(iii)In order to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 7(a), the Holder must (i) deliver a notice of conversion to the Corporation in the form attached hereto as Exhibit B and (ii) surrender the certificates, if any, representing such shares of Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), accompanied by transfer instruments reasonably satisfactory to the Corporation (including instructions to the Transfer Agent in the case of uncertificated book-entry shares), at the principal office of the Corporation (or such other place mutually acceptable to the Holder and the Corporation), together with written notice that such Holder elects to convert all or such lesser number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this Section 7(a), the date of receipt of such certificates, if any, together with such notice, by the Corporation or (in accordance with the immediately preceding sentence) its authorized agent will be the “Conversion Date”.

(iv)Notwithstanding anything herein to the contrary, the Series A Preferred Stock shall not be convertible into Common Stock under Sections 7(a) or 7(b) until the Requisite Approvals Notice Date.

(b)Mandatory Conversion.

(i)At any time on or after [●], 2021 [insert the fourth anniversary of the Initial Issue Date], the Corporation shall have the right, at its option, to elect to cause all or any portion of the outstanding shares of Series A Preferred Stock to be automatically converted into (i) that number of shares of Common Stock for each share of Series A Preferred Stock equal to the quotient of (A) the the Accreted Value divided by (B) the

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Conversion Price as of the applicable Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 9, subject to the satisfaction of the following conditions with respect to each such mandatory conversion: (I) the Closing Sale Price of the Common Stock equals or exceeds 140% of the Conversion Price then in effect for at least 20 consecutive Trading Days ending on the date immediately prior to the date the notice described in Section 7(b)(ii) is delivered by the Corporation; (II) the number of shares of Common Stock into which such shares of Series A Preferred Stock will convert shall not exceed 25 times the average daily trading volume of the Common Stock on the New York Stock Exchange (or other principal stock exchange on which the Common Stock is then traded) during the 20 consecutive Trading Day period set forth in clause (I); (III) with respect to any Holder, if the shares of Common Stock issuable upon conversion of the Holder’s Series A Preferred Stock are Registrable Securities and the Holder thereof previously requested that all or any portion of such Registrable Securities be registered for resale by the Holder, such Registrable Securities have been so registered for resale pursuant to a resale registration statement and the Corporation is not then in breach of any its obligations under the Registration Rights Agreement with respect to such registration or requirements to maintain the effectiveness of such registration statement registering the resale of such Registrable Securities; and (IV) the Corporation shall only be entitled to deliver one notice to the Holders pursuant to this Section 7(b)(ii) in any one hundred and eighty day period.

(ii)To exercise the mandatory conversion right described in Section 7(b)(i), the Corporation must deliver to the Holders a notice setting forth: (i) the date on which the mandatory conversion will occur (the “Mandatory Conversion Date”), which shall be no earlier than the date that is three (3) Trading days after the notice described in this Section 7(a)(iii) is delivered; (ii) calculations supporting the satisfaction of the condition in clause (II) in the preceding section 7(b)(i) and (iii)  with respect to each Holder, the number of shares of Preferred Stock to be converted.  Effective as of such Mandatory Conversion Date, all such Holder’s shares of Series A Preferred Stock shall automatically convert into shares of Common Stock as set forth in Section 7(a)(i).

(iii)If the Corporation elects to cause less than all the shares of the Series A Preferred Stock to be converted, the Corporation shall select the Series A Preferred Stock to be converted from each Holder on a pro rata basis.

(iv)Notwithstanding the foregoing, the Corporation shall not be entitled to convert the last share of Series A Preferred Stock held by Carlyle into Common Stock pursuant to this Section 7(b) at any time that such share on an as-converted basis, together with any shares of Common Stock held or to be held by Carlyle immediately following such conversion, would represent more than 5% of the total number of issued and outstanding shares of Common Stock as of such date.

(c)Redemption.

(i)At any time on or after [●], 2022 [insert the fifth anniversary of the Initial Issue Date], the Corporation shall have the right, at its option, to elect to cause all or any

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portion of the outstanding shares of Series A Preferred Stock to be redeemed for cash at a redemption price per share equal to (i) if the Redemption Date is on or prior to [●], 2023 [insert the sixth anniversary of the Initial Issue Date], the Accreted Value multiplied by 112%, (ii) if the Redemption Date is after [●], 2023 and on or prior to [●], 2024 [insert the seventh anniversary of the Initial Issue Date], the Accreted Value multiplied by 109% and (iii) if the Redemption Date is after [●], 2024, the Accreted Value multiplied by 106%.

(ii) To exercise the redemption right described in Section 7(c), the Corporation must deliver to the Holders a notice setting forth: (i) the date on which the redemption will occur (the “Redemption Date”), which shall be no earlier than ten (10) business days after the date such notice is given; and (ii) with respect to each Holder, the number of shares of Preferred Stock subject to redemption and the price to be paid to such Holder in respect thereof.

(d)Conversion and Redemption Procedures.

(i)In connection with any mandatory conversion pursuant to Section 7(b) or redemption in accordance with Section 7(c), the Holder must surrender the certificates, if any, representing such shares of Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), and deliver transfer instruments reasonably satisfactory to the Corporation (including instructions to the Transfer Agent in the case of uncertificated book-entry shares), at the principal office of the Corporation (or such other place mutually acceptable to the Holder and the Corporation).

(ii)On the Conversion Date, Redemption Date or the Mandatory Conversion Date, as applicable, with respect to any share of Series A Preferred Stock, certificates or uncertificated book-entry shares representing the number of shares of Common Stock into which the applicable shares of Series A Preferred Stock are converted shall be promptly issued and delivered to the Holder thereof or such Holder’s designee (or cash shall be paid to an account designated by such Person) upon presentation and surrender of the certificate, if any, evidencing the Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) or the instructions to the Transfer Agent in the case of uncertificated book-entry shares, to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, if any, allocable to the Holder.  For the avoidance of doubt, (i) a Holder of Series A Preferred Stock shall have the right to affect a conversion pursuant to Section 7(a) up to and including the date of a redemption and (ii) the satisfaction of the obligations set forth in Section 7(d)(i) shall be conditions to the issuance of share of Common Stock or the payment of the cash redemption price, as applicable, but shall not impact the conversion or redemption of the Series A Preferred Stock, as applicable.

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(iii)From and after the Conversion Date, the Redemption Date or the Mandatory Conversion Date, as applicable, the shares of Series A Preferred Stock to be converted on such Conversion Date or the Mandatory Conversion Date, as applicable, or redeemed on such Redemption Date will cease to be entitled to any dividends that may thereafter accrue on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except (i) in the case of conversion, the right to receive from the Corporation the Common Stock and cash payable in lieu of fractional shares in respect of such shares of Series A Preferred Stock, or (ii) in the case of redemption, the right to receive from the Corporation the cash payable in respect of such shares of Series A Preferred Stock ) of the Holder of such shares of Series A Preferred Stock to be converted or redeemed shall cease and terminate with respect to such shares.

(iv)The Person or Persons entitled to receive the Common Stock and/or other securities issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the Close of Business on the Conversion Date or the Mandatory Conversion Date, as applicable, with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or securities to be issued or upon conversion of shares of Series A Preferred Stock should be registered, the Corporation shall be entitled to register and deliver such shares in the name of the Holder.

8.Conversion Price Adjustments; Reorganization Event.

(a)The Conversion Price shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i)If the Corporation issues shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Corporation effects a share subdivision or share combination, then the Conversion Price in effect immediately following the Record Date for such dividend, distribution, share subdivision or share combination shall be divided by the following fraction:

OS1 / OS0

where,

OS0

=the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share subdivision or share combination, as the case may be; and

OS1

=the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution, or such share subdivision or share combination, as the case may be.

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Any adjustment made under this Section 8(a)(i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share subdivision or share combination, as the case may be. If any dividend, distribution, share subdivision or share combination of the type described in this Section 8(a)(i) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend, distribution, subdivision or combination and (B) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Conversion Price that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury.

(ii)If the Corporation distributes to all holders of its Common Stock any rights, options or warrants entitling them to purchase or subscribe for shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Price in effect immediately following the close of business on the Record Date for such distribution shall be divided by the following fraction:

OS0 + X
OS0 + Y

where,

OS0	=the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;
X	=the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y

=the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B)  the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any decrease to the Conversion Rate made under this Section 8(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not issued prior to the expiration or termination of such rights, options or warrants, the Conversion Price shall be increased, effective as of the date of such expiration, to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery

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of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased, effective as of the earlier of (A) the date the Board determines not to make such distribution and (B) the date such rights, options or warrants were to have been issued, to be the Conversion Price that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until the triggering events occur.

For purposes of this Section 8(a)(ii), in determining the aggregate price payable to exercise any such rights, options or warrants there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

(iii)If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all holders of Common Stock, excluding (A) dividends, distributions, rights, options, warrants or other issuances as to which an adjustment was effected pursuant to Section 8(a)(i) or Section 8(a)(ii), (B) rights issued to all holders of Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with Common Stock and the plan provides that Holders will receive such rights along with any Common Stock received upon conversion of the Series A Preferred Stock, (C) dividends or distributions paid exclusively in cash as to which the Holders participated in accordance with Section 3(g), (D) any dividends and distributions in connection with any recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described in Section 8(e) and (E) Spin-Offs as to which the provisions set forth below in the last two paragraphs of this Section 8(a)(iii) shall apply, then the Conversion Price in effect immediately following the close of business on the Record Date for such distribution shall be divided by the following fraction:

SP0
SP0 – FMV

where,

SP0	=Closing Sale Price per share of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV

=the fair market value as of the Record Date for such distribution (as determined in good faith by the Board) of the shares of the Corporation’s Capital Stock (other than Common Stock), evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock.

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Any decrease to the Conversion Price made under the portion of this Section 8(a)(iii) above shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased, effective as of the earlier of (A) the date the Board determines not to pay the distribution and (B) the date such dividend or distribution was to have been paid, to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock held by it, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Corporation’s Capital Stock (other than Common Stock), evidences of indebtedness, or other assets, securities or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities that such Holder would have received if such Holder converted all of its shares of Series A Preferred Stock at the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 8(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be adjusted immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-off by dividing the Conversion Price in effect immediately prior to the Close of Business on such 10th Trading Day by the following fraction:

FMV + MP0
MP0

where,

FMV

=the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Price under the preceding paragraph shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Price in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references to “10 consecutive Trading Days” within the

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portion of this Section 8(a)(iii) related to Spin-Offs shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv)If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be adjusted immediately after the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date by dividing the Conversion Price in effect immediately prior to the Close of Business on such last Trading Day of the 10 consecutive Trading Day period by the following fraction:

AC + (SP1 x OS1)
SP1 x OS0

where,

AC	=the aggregate value of all cash and any other consideration (as determined in good faith by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0

=the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1

=the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any decrease to the Conversion Price made under this Section 8(a)(iv) shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that, for purposes of determining the Conversion Price in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10 consecutive Trading Days” within this Section 8(a)(iv) shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Expiration Date for such tender or exchange offer and the relevant Conversion Date.

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In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(v)All calculations and other determinations under this Section 8(a) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(a) shall be made to the Conversion Price unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Price; provided, however, that the Corporation shall make all such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (A) on December 31 of each calendar year, (B) on the Conversion Date for any conversions of Series A Preferred Stock, (C) upon the occurrence of a Change of Control and (D) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 7(b). No adjustment to the Conversion Price shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock. The Corporation shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Common Stock pursuant to this Certificate of Designations and without giving effect to the previous sentence.

(vi)In addition to those adjustments required by clauses (i), (ii), (iii) and (iv) of this Section 8(a), and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation, from time to time, may decrease the Conversion Price by any amount for a period of at least twenty (20) Business Days or any longer period permitted or required by law, so long as the decrease is irrevocable during that period and the Board determines that such decrease would be in the Corporation’s best interest. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Corporation shall send to each Holder at its last address appearing on the stock register of the Corporation a notice of the decrease at least 15 calendar days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(vii)Notwithstanding the foregoing in this Section 8(a) and for the avoidance of doubt, the Conversion Price shall not be adjusted for: (A) the issuance of Common Stock pursuant to any present or future plan broadly available to holders of its Common Stock providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of Common Stock, options, restricted stock,

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restricted stock units, performance units or rights to purchase those shares or similar equity instruments as compensation pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any of its Subsidiaries, in each case approved by the Corporation’s stockholders; (C) the issuance of Common Stock pursuant to any option, warrant, right or excisable, exchangeable or convertible security outstanding as of the Initial Issue Date; (D) a change in the par value of Common Stock; (E) a sale of Common Stock, or securities convertible or exercisable for Common Stock, for cash, other than in a transaction described in Section 8(a)(i) through Section 8(a)(iv); (F) ordinary course of business stock repurchases that are not tender offers referred to in Section 8(a)(iv), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board; (G) a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 8(a)(iv); (H) accrued and unpaid dividends or distributions, except as provided in Section 4, Section 7, and Section 8 and (I) any dividends, distributions or other transactions in which the holders of Series A Preferred Stock participate pursuant to Section 3(f).

(b)Notwithstanding Section 8(a)(ii) and Section 8(a)(iii), if the Corporation has a rights plan (including the distribution of rights pursuant thereto to all holders of Common Stock) in effect while any shares of Series A Preferred Stock remain outstanding, Holders will receive, upon conversion of shares of Series A Preferred Stock, in addition to shares of Common Stock to which each such Holder is entitled, a corresponding number of rights in accordance with such rights plan. If, prior to any conversion of shares of Series A Preferred Stock, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Price will be adjusted at the time of separation as if the Corporation had distributed to all or substantially all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(a)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a Holder to receive, upon conversion of shares of Series A Preferred Stock, in addition to any shares of Common Stock to which such Holder is entitled, the rights described therein (unless such rights, options or warrants have separated from the Common Stock (in which case the Conversion Price will be adjusted at the time of separation as if the Corporation made a distribution to all holders of Common Stock as described in Section 8(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such Holder to an adjustment to the Conversion Rate.

(c)The Corporation may also (but is not required to) decrease each Conversion Price to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. However, in either case, the Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Conversion Price.

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(d)Upon any decrease in the Conversion Price, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the increased Conversion Price then in effect following such adjustment.

(e)In the case of:

(i)any recapitalization, reclassification or change in Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination),

(ii)any consolidation, merger or other combination involving the Corporation,

(iii)any sale, lease or other transfer or disposition to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv)any statutory share exchange of the Corporation’s securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which Common Stock (but not the Series A Preferred Stock) would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Series A Preferred Stock into shares of Common Stock shall be changed into a right to convert such share of Series A Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the Holder would have received if it had converted all of its shares of Series A Preferred Stock at the Conversion Rate immediately prior to such Reorganization Event would have been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). In the event that, in connection with any such Reorganization Event, the holders of Common Stock have the opportunity to elect the form of all or any portion of the consideration to be received by such holders in such Reorganization Event, the Reference Property into which shares of Series A Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election (or of all holders of Common Stock if no holders of Common Stock make such election). Notwithstanding Section 8(a), no adjustment to the Conversion Price shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series A Preferred Stock.

The provisions of this Section 8(e) shall apply to successive Reorganization Events.

None of the foregoing provisions of this Section 8(e) shall affect the right of a Holder to convert its Series A Preferred Stock into shares of Common Stock as set forth in Section 7(a)

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prior to the effective time of such Reorganization Event. The Corporation shall not become party to a Reorganization Event unless its terms are consistent with this Section 8(e).

In this Certificate of Designations, if Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to “Common Stock” are intended to refer to such Reference Property.

(f)A converting Holder is not required to pay any transfer or similar taxes due upon conversion of such Holder’s shares of Series A Preferred Stock, except that such Holder shall pay such transfer or similar taxes payable relating to any transfer involved in the issuance or delivery of shares of Common Stock, if any, due upon conversion of such shares of Series A Preferred Stock in a name other than that of the converting Holder. The Corporation may require that such converting Holder establish to the reasonable satisfaction of the Corporation, that such converting Holder has paid in full all applicable transfer or similar taxes, if any, payable by such converting Holder prior to issuing and delivered the shares of Common Stock due upon conversion of such converting Holder’s shares of Series A Preferred Stock.

9.No Fractional Shares.  No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or Mandatory Conversion Date, as applicable.  In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date or Mandatory Conversion Date, as applicable.

10.Transfer Restrictions; Certificates.

(a)Transfer Restrictions.

(i)Except as otherwise permitted in this Certificate of Designations, including Section 10(a)(ii), until [●], 2018 [insert the 12-month anniversary of the Initial Issue Date], the Holders will not (i) Transfer any Series A Preferred Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Series A Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Series A Preferred Stock, the Common Stock or any other Capital Stock of the Corporation (any such action, a “Hedge”).

(ii)Notwithstanding Section 10(a)(i), the Holders shall be permitted to Transfer any portion or all of their Series A Preferred Stock or Common Stock at any time under the following circumstances:

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(A)Transfers to any Affiliate of such Holder (the recipient of the shares so Transferred, a “Permitted Transferee”), but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Corporation (in form and substance reasonably satisfactory to the Corporation and with a copy thereof to be furnished to the Corporation) to be bound by the terms of this Certificate of Designations and if the transferee and the transferor agree for the express benefit of the Corporation that the transferee shall Transfer the Series A Preferred Stock (or any Equity Securities issued in respect thereof) so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor); and

(B)Transfers pursuant to a Change of Control which has been approved by the Board, has not been initiated by such Holder (or its Affiliates) and pursuant to which the Series A Preferred Stock is converted into cash or equity securities; and

(iii)Notwithstanding Sections 10(a)(i) and 10(a)(ii), the Holders will not at any time, directly or knowingly indirectly (without the prior written consent of the Board which, in the case of any 10% Entity, shall not be unreasonably withheld) Transfer any Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock to a Corporation Competitor or a 10% Entity.

(iv)Notwithstanding Sections 10(a)(i), 10(a)(ii) or 10(a)(iii), (i) nothing therein shall prohibit any Holder from Transferring all or any portion of its Series A Preferred Stock or Common Stock issued upon conversion thereof (A) to NGP or any of its Subsidiaries or (B) as approved in writing by the Board, (ii) nothing in Sections 10(a)(ii) or 10(a)(iii) shall restrict any Transfer of Common Stock into the public market pursuant to an Underwritten Offering or otherwise in an open market transaction  and (iii) nothing in Sections 10(a)(i) or 10(a)(iii) shall restrict any Transfer of Common Stock in connection with, and to the extent of, the exercise of such Holder’s rights to participate in any Underwritten Offering that it is then eligible to participate in pursuant to the Registration Rights Agreement or to exercise their rights to demand registration not involving a sale pursuant to the Registration Rights Agreement.

(v)Notwithstanding anything to the contrary in this Section 10(a), no Holder shall Transfer all or any portion of its Series A Preferred stock (i) to any Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (ii) prior to the HSR Expiration Date.

(vi)In the event that a Holder Transfers shares of Series A Preferred Stock, other than in connection with a Transfer permitted by and in accordance with this Certificate of Designations, such Transfer shall be null and void and of no force or effect, and the Corporation shall not recognize or be bound by any such purported Transfer.

(b)Uncertificated Shares.

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(i)Form. The shares of Series A Preferred Stock shall be in uncertificated, book entry form as permitted by the bylaws of the Corporation and the DGCL. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii)Transfer. Transfers of Series A Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested Transfer until furnished evidence reasonably satisfactory to it that such Transfer is made in accordance with the terms of this Certificate of Designation.

11.Other Provisions.

(a)At any time that any Series A Preferred Stock is outstanding, the Corporation shall from time to time take all lawful action within its control to cause the authorized capital stock of the Corporation to include (i) through the fifth anniversary of the Initial Issue Date, a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of Series A Preferred Stock then outstanding (assuming increases in the Accreted Value of the Series A Preferred Stock pursuant to this Certificate of Designations through the fifth anniversary of the Initial Issue Date and no other increase to the Accreted Value) and (ii) following the fifth anniversary of the Issue Date, a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of Series A Preferred Stock then outstanding (assuming increases in the Accreted Value of the Series A Preferred Stock pursuant to this Certificate of Designations through the next anniversary of the Initial Issue Date and no other increase to the Accreted Value).

(b)With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(c)All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder. Any payment required to be made hereunder on any day that is not a Business Day shall be made on

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the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(d)Holders of shares of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional Capital Stock of the Corporation, except as set forth in the Preferred Purchase Agreement.

(e)As promptly as practicable following the occurrence of both the 14C Expiration Date and the HSR Expiration Date, the Corporation shall give written notice thereof to the Holders (the date of delivery of such notice, the “Requisite Approvals Notice Date”).

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designations to be duly executed this [●] day of [●], 20[●].

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:

Name:

Title:

[Signature Page to Certificate of Designations of WildHorse Resource Development Corporation]

Exhibit A

Ownership notice

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF WILDHORSE RESOURCE DEVELOPMENT CORPORATION (THE “CORPORATION”), INCLUDING ANY CERTIFICATES OF DESIGNATIONS (AS FURTHER AMENDED AND/OR RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER AND THAT CERTAIN PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF MAY 10, 2017 (THE “PPA”), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AND WILL BE PROVIDED, WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY. THE TERMS OF THE CHARTER AND THE PPA ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Corporation listed on Schedule A to this letter.

Exhibit A-1

In addition, please be advised that the Corporation will furnish without charge to each stockholder of the Corporation who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Corporation.

The shares of capital stock of the Corporation have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

Dated: ____________________

[●], as Transfer Agent,

By:

Authorized Signatory

Exhibit A-2

Exhibit B

FORM OF NOTICE OF CONVERSION

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 6.00% Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) of WildHorse Resource Development Corporation (the “Corporation”), into shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”) according to the conditions of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”). The Corporation will pay any documentary, stamp or similar issue or tax on the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, unless the tax is due because the undersigned requests such shares of Common Stock to be issued in a name other than the undersigned’s name, in which case the undersigned will pay the tax.

Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations.

Number of shares of Series A Preferred Stock to be converted:

Name(s) (with address(es)) in which the certificate(s), if any, for any shares of Common Stock are to be registered:1

Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

[1]	The Corporation is not required to issue shares of Common Stock until you satisfy the remainder of the conditions set forth in the Certificate of Designations.

Exhibit B-1

EXHIBIT B

Form of Registration Rights Agreement

B-1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of [•], 2017, is entered into by and among WildHorse Resource Development Corporation, a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with the Company’s initial public offering, the Company entered into that certain Registration Rights Agreement, dated as of December 19, 2016, by and among the Company and the IPO Holders (as defined below) (the “Initial RRA”);

WHEREAS, the Company and Carlyle are parties to that certain Preferred Stock Purchase Agreement, dated as of May 10, 2017, pursuant to which the Company has issued and sold certain shares of Convertible Preferred Stock (as defined below) to Carlyle (the “Preferred Purchase Agreement”);

WHEREAS, the Company and the KKR Holders are parties to that certain Stock Issuance Agreement, dated as of May 10, 2017, pursuant to which the Company has issued and sold certain shares of Common Stock (as defined below) to the KKR Holders (the “Stock Issuance Agreement”).

WHEREAS, as a condition to the closing of the transactions contemplated by the Preferred Purchase Agreement, the Company and Carlyle agreed to execute and deliver this Agreement in order for the Company to grant certain registration and other rights to Carlyle by amending the Initial RRA on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, as a condition to the closing of the transactions contemplated by the Stock Issuance Agreement, the Company and the KKR Holders agreed to execute and deliver this Agreement in order for the Company to grant certain registration and other rights to the KKR Holders by amending the Initial RRA on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1.Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“Acquisition Co. Holdings” means WHE AcqCo Holdings, LLC, a Delaware limited liability company.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person; provided, however, that (i) the Company shall not be considered an Affiliate of any Holder for

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purposes of this Agreement and (ii) the Preferred Holders and the Sponsoring Holders shall not be considered Affiliates of each other for purposes of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed by law or governmental action.

“Carlyle” means CP VI Eagle Holdings, L.P.

“Certificate” means the Certificate of Designations establishing the terms of the Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on [●], 2017.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Securities” means any equity interest of any class or series in the Company.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Convertible Preferred Stock” means the shares of Series A Perpetual Convertible Preferred Stock of the Company issued to Carlyle pursuant to the Preferred Purchase Agreement.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Esquisto Holdings” means Esquisto Holdings, LLC, a Delaware limited liability company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (a) WildHorse Holdings unless and until WildHorse Holdings ceases to hold any Registrable Securities; (b) Esquisto Holdings unless and until Esquisto Holdings ceases to hold any Registrable Securities; (c) Acquisition Co. Holdings unless and until Acquisition Co. Holdings ceases to hold any Registrable Securities, (d) Jay Graham unless and until Jay Graham ceases to hold any Registrable Securities, (e) Anthony Bahr unless and until Anthony Bahr ceases to hold any Registrable Securities, (f) NGP unless and until NGP ceases to hold any Registrable Securities, (g) each

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Preferred Holder unless and until such Preferred Holder ceases to hold any Registrable Securities; (h) each KKR Holder unless and until such KKR Holder ceases to hold any Registrable Securities; and (i) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (i) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Initiating Holder” means the Sponsoring Holder or Preferred Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“IPO Holders” means WildHorse Holdings, Esquisto Holdings, Acquisition Co. Holdings, Jay Graham, Anthony Bahr and NGP.

“KKR Holders” means Admiral A Holding L.P., a Delaware limited partnership, TE Admiral A Holding L.P., a Delaware limited partnership, and Aurora C-I Holding L.P., a Delaware limited partnership.

“Lock-Up Period” (i) with respect to the Preferred Holders, means the first anniversary of the date of this Agreement and (ii) with respect to all other Holders, has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of Common Stock.

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“NGP” means NGP XI US Holdings, L.P., a Delaware limited partnership.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Holder” means (a) Carlyle unless and until Carlyle ceases to hold any Convertible Preferred Stock or Registrable Securities and (b) any holder of Convertible Preferred Stock or Registrable Securities to whom registration rights of a “Preferred Holder” conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (b) shall be a Preferred Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Preferred No-Blocking Period” is defined in Section 3(o).

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“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (c) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); provided, however, that any Registrable Security shall cease to be a Registrable Security at such time that (a) the holder thereof (together with its Affiliates) ceases to hold at least 2.5% of the outstanding Common Stock (on an as-converted basis with respect to any Convertible Preferred Stock outstanding); (b) such Registrable Security may be sold pursuant to any section of Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) without any volume or manner of sale restrictions or information requirements thereunder; and (c) at least two years have elapsed since the date of this Agreement.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law for the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

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“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means (i) with respect to the Preferred Holders, any shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock, (ii) with respect to all other Holders, the shares of Common Stock held by the IPO Holders as of the date hereof and (iii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares referenced in clauses (i) and (ii) by reason of or in connection with any stock dividend, stock split, combination, reorganization recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Sponsoring Holder” means (a) WildHorse Holdings unless and until WildHorse Holdings ceases to hold any Registrable Securities; (b) Esquisto Holdings unless and until Esquisto Holdings ceases to hold any Registrable Securities; (c) Acquisition Co. Holdings unless and until Acquisition Co. Holdings ceases to hold any Registrable Securities; and (d) any holder of Registrable Securities to whom registration rights of a “Sponsoring Holder” conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (d) shall be a Sponsoring Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 19, 2016, by and among the Company, Wildhorse Holdings, Esquisto Holdings and Acquisition Co. Holdings.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, or an offering relating to a transaction on Form S-4 or S-8.

“VWAP”  means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WildHorse Holdings” means WHR Holdings LLC, a Delaware limited liability company.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

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Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.Registration.

(a)Demand Registration.

(i)At any time after the expiration of the applicable Lock-Up Period, any Preferred Holder and Sponsoring Holder shall severally have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”).  The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended methods of disposition thereof.  Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Holders to be included therein after compliance with Section 2(a)(ii) have an aggregate value of at least $75 million based on the VWAP (the “Minimum Amount”) as of the date of the Demand Notice; provided, however, that the Minimum Amount shall not apply in the event that, as the result of Cutback Shares being removed from such Registration Statement pursuant to this Section 2(a)(i), the Registrable Securities of the Holders to be included therein after compliance with Section 2(a)(ii) have an aggregate value of less than $75 million.  If at any time the Commission takes the position that some or all of the Registrable Securities proposed to be included in a Registration Statement filed pursuant to a Demand Registration must be removed from such Registration Statement (such portion of the Registrable Securities, the “Cut Back Shares”) in order for all of the Registrable Securities in such Registration Statement filed pursuant to a Demand Registration to be eligible to be made on a delayed or continuous basis under the provisions of Rule 415 or for the Initiating Holder to  not be named as an “underwriter” in such Registration Statement, then if the Initiating Holder so elects, the Company shall remove the Cutback Shares from such Registration

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Statement.  Any Cut Back Shares so removed pursuant to this Section 2(a)(i) shall be allocated among the Holders including Registrable Securities for resale on such Registration Statement on a pro rata basis.   Further, a Demand Registration shall not constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii) if, as a result of the cutback provisions in this Section 2(a)(i) or Registrable Securities of Holders other than the Initiating Holder included in such Demand Registration pursuant to Section 2(a)(ii), there is included in the Demand Registration less than the lesser of (x) Registrable Securities of the Initiating Holder having a VWAP measured on the effective date of the related Registration Statement of $75 million and (y) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Demand Notice.

(ii)Within five Business Days (or if the Registration Statement will be a Shelf Registration Statement, within two Business Days) after the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and, within 30 days after receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case, within 90 days thereof), shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of the Demand Notice, which Registration Statement shall cover all of the Registrable Securities that the Holders shall in writing request to be included in the Demand Registration (such request to be given to the Company within three Business Days (or if the Registration Statement will be a Shelf Registration Statement, within one Business Day) after receipt of notice of the Demand Notice given by the Company pursuant to this Section 2(a)(ii)).  The Company shall use reasonable best efforts to cause such Registration Statement to become and remain effective (including using reasonable best efforts to file a Registration Statement including Registrable Securities included on any previous Registration Statement that ceases to be effective, which, for the avoidance of doubt shall not be considered an additional Demand Registration for any Holder pursuant to Section 2(a)(iii)) under the Securities Act until all such securities registered for resale thereunder cease to be Registrable Securities (the “Effectiveness Period”).

(iii)Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 90 days after the closing of any Underwritten Offering (or such shorter time as the Company may notify the Holders in writing) (any such time period, a “No Demand Period”), unless any Preferred No-Blocking Period exists during such No Demand Period, in which case the Company shall nevertheless be required to effect a Demand Registration initiated by any Preferred Holder that is then otherwise entitled to initiate a Demand Registration during such Preferred No-Blocking Period, (B) more than a total of four Demand Registrations for which WildHorse Holdings (or any transferee thereof in accordance with Section 8(e)) is the Initiating Holder, (C) more than a total of four Demand Registrations for which Esquisto Holdings (or any transferee thereof in accordance with Section 8(e)) is the Initiating Holder, (D) more than a total of four Demand Registrations for which Acquisition Co. Holdings (or any transferee thereof in accordance with Section 8(e)) is the Initiating Holder, (E) more than a total of six Demand Registrations for which any Preferred Holder is the Initiating Holder; and (F) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable

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Securities held by the Initiating Holder shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice.  No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period, in which case the Initiating Holder shall be entitled to an additional Demand Registration in lieu thereof.

(iv)A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement.  Upon receipt of a notice from the Initiating Holder that the Initiating Holder is withdrawing all of its Registrable Securities from the Demand Registration or a notice from a Holder to the effect that the Holder is withdrawing an amount of its Registrable Securities such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Company may cease all efforts to secure effectiveness of the applicable Registration Statement, unless one or more Holders other than the withdrawing Holder(s) shall promptly request the Company in writing to include additional Registrable Securities in the Demand Registration such that amount of Registrable Shares to be included in the Demand Registration satisfies the Minimum Amount (a “Requisite Holder Substitution”).  In the absence of a Requisite Holder Substitution, such registration nonetheless shall be deemed a Demand Registration with respect to the Initiating Holder for purposes of Section 2(a)(iii) unless (A) the Initiating Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities the Initiating Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (B) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension pursuant to Section 3(o).

(v)The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(c)(iii).

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(vi)Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) subject to applicable law and the requirements of the Commission, as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided that, subject to Section 3(o), (X) if the Registration Statement is on Form S-1, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission (provided that Form S-1 is then available for sales on a delayed or continuous basis under the provisions of Rule 415 in respect of such Demand Registration), and (Y) if the Company becomes, and is at the time of its receipt of a Demand Notice eligible to use Form S-3, the Demand Registration for any offering and selling of Registrable Securities shall be registered on Form S-3 (or any equivalent or successor form under the Securities Act (if available to the Company) and (Z) if at the time of its receipt of a Demand Notice, the Company is a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be registered on an Automatic Shelf Registration Statement on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company).  If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii)Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(viii)In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-

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effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from a Person for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(ix)Notwithstanding the foregoing restrictions of this Section 2(a), but subject to any applicable No Demand Periods, the Preferred Holders shall be permitted to deliver a Demand Notice for a Demand Registration during the Lock-Up Period so long as (A) the Company is then-eligible to use Form S-3 to register the resale of Registrable Securities and (B) the Preferred Holders do not dispose of any Registrable Securities pursuant to the applicable Registration Statement for the duration of the Lock-Up Period. Further, and for the avoidance of doubt, nothing in this Agreement shall prohibit a Preferred Holder from exercising its rights as a Holder during the Lock-Up Period, including, but not limited to, a Preferred Holder’s participation in a Demand Registration, Underwritten Offering and/or Underwritten Piggyback Offering, other than with respect to (Y) except as provided in the immediately preceding sentence, delivering a Demand Notice as an Initiating Holder during its Lock-Up Period pursuant to Section 2(a)(i) and (Z) exercising its right to receive a Piggyback Notice or to participate in any Piggyback Registration during its Lock-Up Period with respect to the filing of a registration statement for the sale of securities solely for the account of the Company, which registration statement, for the avoidance of doubt, does not include Registrable Securities of any Holder.

(b)Requested Underwritten Offering.  Any Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(a) (or who has previously effectuated a Demand Registration pursuant to Section 2(a) but has not engaged in an Underwritten Offering in respect of such Demand Registration) shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value of at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice.  The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Requested Underwritten Offering.  The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Company; provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Initiating Holder; provided, further, however that no later than 9:00 A.M., New York Time, on the day of a proposed block trade or bought deal pursuant to an Initiating Holder’s Requested Underwritten Offering (an “Initiating Holder Block”), the Initiating Holder thereof may deliver to the Company in writing a list of one or more proposed managing underwriters of the Initiating Holder Block (each a “Bidding Bank” and collectively, the “Bidding Banks”) and,

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unless the Company reasonably objects to any Bidding Bank in writing to the Initiating Holder by Noon, New York Time on the same day, any one or more of such Bidding Banks to which the Company does not so timely reasonably object (the “Approved Bidding Banks”), shall be deemed to be designated by the Company as a managing underwriter for the purposes of this Section 2(b), and the Initiating Holder of the Initiating Holder Block may select, without any additional prior consent by or approval from the Company, one or more Approved Bidding Bank as a managing underwriter or the managing underwriters for such Initiating Holder Block as if it as if it had assumed the Company’s the right of designation pursuant to this Section 2(b).  In connection with any Initiating Holder Block, the Initiating Holder thereof shall take commercially reasonable efforts to advise the Company with respect to its obligations thereunder and related schedule thereto. Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 90 days after the closing of an Underwritten Offering (or such shorter time as the Company may notify the Holders in writing) (any such time period, a “No Requested Underwritten Offering Period”), unless any Preferred No-Blocking Period exists during such No Requested Underwritten Offering Period, in which case the Company shall nevertheless be required to effect a Requested Underwritten Offering initiated by any Preferred Holder that is then otherwise entitled to initiate a Requested Underwritten Offering during such Preferred No-Blocking Period. Any Requested Underwritten Offering (other than the first Requested Underwritten Offering made in respect of a prior Demand Registration) shall constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii) (it being understood that if requested concurrently with a  Demand Registration then, together, such Demand Registration and Requested Underwritten Offering shall count as one Demand Registration); provided, however, that a Requested Underwritten Offering shall not constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii) if, as a result of Section 2(c)(iii)(A), the Requested Underwritten Offering includes less than the lesser of (i) Registrable Securities of the Initiating Holder having a VWAP measured on date of the applicable Underwritten Offering Notice  of $75 million and (ii) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Underwritten Offering Notice.

(c)Piggyback Registration and Piggyback Underwritten Offering.

(i)If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan and other than a Demand Registration), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the registration statement will be a Shelf Registration Statement, at least two Business Days, before) the anticipated filing date (the “Piggyback Registration Notice”).  The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”).  The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within three Business Days or, if the Piggyback Registration will be on a Shelf

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Registration Statement, within one Business Day, after sending the Piggyback Registration Notice.  Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.  Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.  Notwithstanding anything to the contrary in this Section 2(c)(i), the Preferred Holders shall not have the right to receive any Piggyback Notice or to participate in any Piggyback Registration, in each case with respect to the filing of a registration statement for the sale of securities solely for the account of the Company, which registration statement, for the avoidance of doubt, does not include Registrable Securities of any Holder, until the expiration of the Lock-Up Period applicable to the Preferred Holders.

(ii)If the Company shall at any time propose to conduct an Underwritten Offering (including a Requested Underwritten Offering), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the Underwritten Offering will be made pursuant to a Shelf Registration Statement, at least two Business Days, before) the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price or range of offering prices (if known), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”).  The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering.  The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within three Business Days or, if such Underwritten Piggyback Offering will be made pursuant to a Shelf Registration Statement, within one Business Day after sending the Underwritten Offering Piggyback Notice.  Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable registration statement, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.  Notwithstanding anything to the contrary in this Section 2(c)(ii), the Preferred Holders shall not have the right to

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receive any Underwritten Offering Piggyback Notice or to participate in any Underwritten Piggyback Offering, in each case with respect to an Underwritten Offering  of securities solely for account of the Company (and not including Registrable Securities of any other Holder), until the expiration of the Lock-Up Period applicable to the Preferred Holders.

(iii)If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Common Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows:  (A) in the case of a Requested Underwritten Offering, (1) first, pro-rata among all Holders (including the Initiating Holder) that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, (2) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, the Company, and (3) third, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Common Stock then held by each such holder; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, pro-rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Common Stock to be included in such registration, pro-rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Common Stock then held by each such holder.  If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering.  Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.  In making any determination of the relative number of Registrable Securities then held by each Holder for purposes of Section 2(a)(iv) and this Section 2(c)(iii), each Holder of Convertible Preferred Stock shall be deemed for purposes of such determination to hold a number of shares of Common Stock equal to the number of shares of Common Stock issuable in respect of such Holder’s Convertible Preferred Stock in the event such Holder converted all of its shares of Convertible Preferred Stock into shares of Common Stock as of such time of determination.

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(iv)The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

(v)Each Holder agrees that, following receipt of any Piggyback Registration Notice, Underwritten Offering Piggyback Notice or any notice pursuant to Section 2(a)(ii), such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than as necessary to exercise its rights pursuant to this Agreement, including, but not limited to, disclosure to its advisors and Affiliates) the fact that such Piggyback Registration Notice, Underwritten Offering Piggyback Notice or any notice pursuant to Section 2(a)(ii) exists or was received by such Holder or the contents of any such Piggyback Registration Notice, Underwritten Offering Piggyback Notice or any notice pursuant to Section 2(a)(ii), until the earlier of (a) the date that is 30 days following receipt of such notice, (b) such time as the registration or Underwritten Offering that is the subject of such notice is known or becomes known to the public in general (other than as a result of a breach of this Section 2(c)(v)) and (c) the date the Company notifies the Holder that the proposed Underwritten Piggyback offering has been abandoned.

3.Registration and Underwritten Offering Procedures.  The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a)In connection with a Demand Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b)In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days (or in the case of a Shelf Registration Statement or an offering that will be made pursuant to a Shelf Registration Statement, at least one Business Day) prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify

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the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto).  The Company will also  use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c)The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, applicable law and the requirements of the Commission, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d)The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e)The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions

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to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f)The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g)During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.  Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.  In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and

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directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j)Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements.  The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions, auditor “comfort” letters and reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company included in the Registration Statement if the Company has had its reserves prepared, audited or reviewed by an independent petroleum engineer.

(l)For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company

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written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m)In connection with any Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to an Underwritten Offering.

(o)Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period, any No Demand Period (but only if such No Demand Period relates to a an Underwritten Offering other than a Requested Underwritten Offering in which the Preferred Holders participated) and any No Requested Underwritten Offering Period (but only if such No Demand Period relates to a an Underwritten Offering other than a Requested Underwritten Offering in which the Preferred Holders participated) collectively exceed an aggregate of 120 days in any 12-month period; provided, further, that nothing in this Section 3(o) shall (i) relieve the Company of any obligation it may otherwise have pursuant to this Agreement to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering or (ii) permit the Company to suspend the offer and sale of Registrable Securities pursuant to a Shelf Registration Statement that has been previously filed pursuant to this Agreement, in each case at the request of or with respect to a Preferred Holder or with respect to Registrable Securities of any such Preferred Holder, within any 45-day period following the date upon which any Convertible Preferred Stock of such Preferred Holder is converted into shares of Common Stock pursuant to Section 7(b) of the Certificate (any such 45-day period, a “Preferred No-Blocking Period”).

(p)In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the managing underwriter or

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managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

(q)In connection with any Underwritten Offering (including any Requested Underwritten Offering), any Holder that (i) together with its Affiliates owns five percent (5%) or more of the outstanding Common Stock (assuming all Convertible Preferred Stock held by any Holder has been converted to Common Stock) or (ii) is entitled (or any of its Affiliates is entitled) to designate a director to the Company’s board of directors pursuant to the Stockholders Agreement or to elect a director to the Company’s board of directors pursuant to the Certificate, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (A) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns five percent (5%) or more of the outstanding Common Stock contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (B) 45 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering.

(r)In connection with any Requested Underwritten Offering, the Company will, and will use its commercially reasonable efforts to cause the members of the Board of Directors of the Company and the officers of the Company that are “executive officers” as defined under Section 16 of the Exchange Act to, execute a customary “lock-up” agreement with the underwriters of such Requested Underwritten Offering containing a lock-up period equal to the shorter of (A) the number of days that the Initiating Holder in such Requested Underwritten Offering contractually agrees with the underwriters of such Requested Underwritten Offering not to sell securities of the Company following such Requested Underwritten Offering and (B) 45 days from the date of the execution of the underwriting agreement with respect to such Requested Underwritten Offering.

4. No Inconsistent Agreements; Additional Rights.  The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders by this Agreement.

5.Registration Expenses.  All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) FINRA fees and expenses associated with any Registration Statement and the FINRA filing

19

obligations of any underwriter related thereto), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, accountants and independent petroleum engineers for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.”  In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6.Indemnification.

(a)The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or

20

supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use therein, it being understood and agreed that the only such information so furnished by any Holder to the Company consists of (A) the legal name and address of the Holder set forth in its footnote that appears under the caption “Principal and Selling Stockholders” of any such Registration Statement, such preliminary, summary or final prospectus and (B) the number of shares of Common Stock or Convertible Preferred Stock, as applicable, owned by the Holder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” of any such Registration Statement, such preliminary, summary or final prospectus (the “Selling Stockholder Information”).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder.  Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b)In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with such Holder’s Selling Stockholder Information.  This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to

21

assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7.Facilitation of Sales Pursuant to Rule 144.  To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.Miscellaneous.

(a)Remedies.  In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise

22

all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)Discontinued Disposition.  Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”).  The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c)Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities (counting Convertible Preferred Stock held by any Preferred Holder as Registrable Securities on an as-converted basis to Common Stock as provided in the Certificate) as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder.  The Company shall provide prior notice to all Holders of any proposed waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

23

If to the Company:	WildHorse Resource Development Corporation
Attention: General Counsel 9805 Katy Freeway, Suite 400 Houston, TX 77024 E-mail: KRoane@wildhorserd.com

With copy to: Vinson & Elkins L.L.P. Attention: Douglas E. McWilliams 1001 Fannin Street, Suite 2500 Houston, Texas 77002 E-mail: dmcwilliams@velaw.com

If to any Person who is then the registered Holder:

To the address of such Holder as indicated on the signature page of this Agreement or, if different, as it appears in the applicable register for the Registrable Securities or as may be designated in writing by such Holder in accordance with this Section 8(d).

(e)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.  Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned or directly or indirectly transferred without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned or transferred without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder in connection with an assignment or transfer of (i) Registrable Securities to an Affiliate of such Holder, (ii) Registrable Securities with an aggregate VWAP (assuming any Convertible Preferred Stock that is the subject of such transfer has been converted to Common Stock pursuant to the Certificate and the Registrable Securities being transferred consist of such Common Stock) of at least $75 million, or (iii) in the case of the KKR Holders, in connection with the transfer of all of the Registrable Securities held by the KKR Holders and all other Holders that are Affiliates of the KKR Holders, provided such transfer consists of at least two-thirds of the Registrable Securities held by the KKR Holders as of the date of this Agreement, in each case provided that (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth

24

in this Agreement.  The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f)No Third Party Beneficiaries.  Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g)Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h)Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i)Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or

25

agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l)Transfers of Common Stock by Sponsoring Holders and NGP.  From the date hereof until the date that both (i) the Schedule 14C Waiting Period (as defined in the Preferred Purchase Agreement) has expired and (ii) the earlier of (A) 60 days following the date of this Agreement and (B) the date on which all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act (as defined in the Preferred Purchase Agreement) required with respect to the Preferred Voting and Conversion Features (as defined in the Preferred Purchase Agreement) of the Convertible Preferred Stock held by Carlyle have been obtained, made, expired or terminated, as applicable, the Sponsoring Holders and NGP shall not, without the prior written consent of Carlyle, (A) sell, transfer, assign, or otherwise dispose of, directly or indirectly (collectively, a “Transfer”), any shares of the Company’s capital stock held or beneficially owned by such Sponsoring Holder or NGP, as applicable, except that any Sponsoring Holder or NGP may Transfer any shares of Common Stock held by it to an Affiliate, provided such Affiliate agrees in writing to be bound by and subject to the terms set forth in this Agreement or (B) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of the Company’s capital stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Company’s capital stock.

(m)Termination.  Except for Section 6 and Section 8(m), this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

WildHorse Resource Development Corporation

By:
Name:
Title:

HOLDERS:

WHR Holdings, LLC

By:
Name:
Title:

Address for notice:

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: General Counsel

Signature Page to Registration Rights Agreement

E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Fax: (972) 432-1441

Attention: General Counsel

E-mail: jzlotky@ngptrs.com

Esquisto Holdings, LLC

By:
Name:
Title:

Address for notice:

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: General Counsel

E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Fax: (972) 432-1441

Attention: General Counsel

E-mail: jzlotky@ngptrs.com

WHE AcqCo Holdings, LLC

Signature Page to Registration Rights Agreement

By:
Name:
Title:

Address for notice:

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: General Counsel

E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Fax: (972) 432-1441

Attention: General Counsel

E-mail: jzlotky@ngptrs.com

NGP XI US Holdings, L.P.

By: NGP XI Holdings GP, L.L.C., general partner

By:
Name:
Title:

Address for notice:

Signature Page to Registration Rights Agreement

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Fax: (972) 432-1441

Attention: General Counsel

E-mail: jzlotky@ngptrs.com

Jay C. Graham

Signature Page to Registration Rights Agreement

Address for notice:

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: General Counsel

E-mail: jay.graham@wildhorseresources.com

Anthony Bahr

Signature Page to Registration Rights Agreement

Address for notice:

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: General Counsel

E-mail: anthony.bahr@wildhorseresources.com

Signature Page to Registration Rights Agreement

CP VI EAGLE HOLDINGS, L.P.

By:  TC Group VI S1, L.P., its general partner

By:
Name:
Title:

Address for notice:

[•]

Signature Page to Registration Rights Agreement

Admiral Holding L.P.

By:_________________

Name:

Title:

Address for notice:

[•]

TE Admiral A Holding L.P.

By:_________________

Name:

Title:

Address for notice:

[•]

Signature Page to Registration Rights Agreement

Aurora C-1 Holding L.P.

By:_________________

Name:

Title:

Address for notice:

[•]

Signature Page to Registration Rights Agreement